Rule 424(b)2
Registration Statement No. 333-82895
Prospectus Supplement to Prospectus Dated April 11, 2000

$1,730,220,000

Ford Credit Auto Owner Trust 2000-B, Issuer

[FORD LOGO]

Ford Credit Auto

Receivables Two L.P.,
Seller
Ford Motor Credit
Company,
Servicer

The trust will issue the following securities:

			Targeted	Final
			Scheduled	Scheduled
	Principal		Distribution	Distribution
	Amount	Interest Rate	Date	Date

Class A-1 Notes	$470,000,000	6.59%	October 15, 2000	October 15, 2001

Class A-2 Notes	$388,000,000	6.82%	April 15, 2001	August 15, 2002

Class A-3 Notes	$321,500,000	6.97%	October 15, 2001	April 15, 2003

Class A-4 Notes	$249,000,000	7.03%	April 15, 2002	November 15, 2003

Class A-5 Notes	$181,880,000	7.07%	October 15, 2002	April 15, 2004

Variable Pay Term Notes (1)	$(2)	(3)	n/a	April 15, 2004

Class B Notes	$76,260,000	7.32%	n/a	August 15, 2004

Class C Certificates	$43,580,000	7.70%	n/a	October 15, 2004

Class D Certificates (1)(4)	$43,580,000	9.00%	n/a	July 15, 2005

(1)	The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

(2)	A Variable Pay Term Note will be issued on the closing date in a principal amount of $448,620,000. Additional Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on the targeted scheduled distribution date for each subclass of Class A Notes in a principal amount generally equal to the amount required to pay such subclass of Class A Notes in full.

(3)	The interest rate for the Variable Pay Term Notes issued on the closing date is one-month LIBOR plus 0.05% and the interest rate for each additional Variable Pay Term Note will be determined at the date of issuance and will be equal to one-month LIBOR plus a spread which shall not exceed 1.50%.

(4)	The Class D Certificates will initially be retained by the seller.

•	The trust will pay interest on the securities on the 15th day of each month (or if the 15th is not a business day, the next business day). The first payment date on which interest will be paid will be May 15, 2000.

•	The trust expects to pay principal on each subclass of Class A Notes on its targeted scheduled distribution date subject to the provisions described in this prospectus supplement. Principal payments on the Class B Notes will be paid after the Class A Notes and the Variable Pay Term Notes have been paid in full, and principal payments on the Class C Certificates will be paid after the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full.

The underwriters are offering the following securities by this prospectus supplement:

	Initial Public	Underwriting	Proceeds to
	Offering Price(1)	Discount	the Seller(1)(2)

Per Class A-1 Note	99.996560%	0.1000%	99.896560%

Per Class A-2 Note	99.998964%	0.1750%	99.823964%

Per Class A-3 Note	99.994759%	0.1900%	99.804759%

Per Class A-4 Note	99.996229%	0.2100%	99.786229%

Per Class A-5 Note	99.978068%	0.2300%	99.748068%

Per Class B Note	99.993879%	0.3500%	99.643879%

Per Class C Certificate	99.973450%	0.3500%	99.623450%

Total	$1,730,117,444.43	$3,120,514.00	$1,726,996,930.43

(1)	The price of the offered notes and certificates will also include interest accrued, if any, from April 20, 2000.
(2)	Before deducting expenses payable by the seller estimated to be $1,250,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

Goldman, Sachs & Co.

J.P. Morgan & Co.

Morgan Stanley Dean Witter

Salomon Smith Barney

The date of this prospectus supplement is April 13, 2000

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-19 of this prospectus supplement and on page 9 of the attached prospectus.

These securities are asset backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

TABLE OF CONTENTS

Where to Find Information in This Document	S-3

Summary of Terms of the Securities	S-4

Structural Summary	S-9

Risk Factors	S-19

The Trust	S-29

Limited Purpose and Limited Assets	S-29

Capitalization of the Trust	S-29

The Owner Trustee and the Delaware Trustee	S-30

The Receivables Pool	S-30

Criteria Applicable to Selection of the Receivables	S-30

Characteristics of the Receivables	S-31

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios	S-34

How You Can Compute Your Portion of the Amount Outstanding on the Notes or Certificates	S-35

Notes	S-35

Certificates	S-35

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates	S-35

Maturity and Prepayment Considerations	S-36

Description of the Notes	S-38

Form of Registration	S-38

Payments of Interest on Class A Notes and Variable Pay Term Notes	S-38

Payments of Principal of Class A Notes and Variable Pay Term Notes	S-39

Variable Pay Term Notes	S-41

Interest Rate Swap	S-42

Payments of Interest on Class B Notes	S-44

Payments of Principal of Class B Notes	S-45

The Indenture	S-45

Optional Redemption	S-46

Amendments	S-46

Description of the Certificates	S-47

Distributions of Interest Income on Class C Certificates	S-47

Distributions of Principal Payments on Class C Certificates	S-48

Optional Prepayment	S-48

Description of the Receivables Transfer and Servicing Agreements	S-48

Accounts	S-49

Servicing Compensation and Expenses	S-49

Amendments	S-50

Rights Upon Event of Servicing Termination	S-50

Waiver of Past Events of Servicing Termination	S-50

Distributions	S-50

Accumulation Account	S-57

VPTN Proceeds Account	S-58

Reserve Account	S-58

Reports to Securityholders	S-59

Federal Income Tax Matters	S-60

The Class A Notes and Class B Notes	S-60

Scope of the Tax Opinions	S-61

Tax Characterization of the Trust	S-61

Tax Consequences to Holders of the Class A Notes and Class B Notes	S-62

Tax Consequences to Holders of Class C Certificates	S-67

Certain U.S. Federal Income Tax Documentation Requirements	S-72

State Tax Matters	S-73

Michigan Tax Consequences	S-73

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes	S-73

Michigan Tax Consequences With Respect to the Class C Certificates	S-74

ERISA Considerations	S-74

The Notes	S-74

The Class C Certificates	S-75

Special Considerations Applicable to Insurance Company General Accounts	S-75

Underwriting	S-76

Legal Opinions	S-79

Glossary of Terms	S-80

ANNEX I	I-1

Form of Investment Letter — Class C Certificates	I-1

WHERE TO FIND INFORMATION IN THIS DOCUMENT

This prospectus supplement and the attached prospectus provide information about the trust, Ford Credit Auto Owner Trust 2000-B, including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes and certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each class of securities

•	Structural Summary — gives a brief introduction to the key structural features of the trust

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities

Cross references are contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page S-80 of this prospectus supplement and on page 60 of the prospectus.

SUMMARY OF TERMS OF THE SECURITIES

       The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in their entirety.

Issuer

Ford Credit Auto Owner Trust 2000-B, a Delaware business trust, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts which constitute the receivables. Ford Motor Credit Company acquired the receivables directly, or indirectly through PRIMUS. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus supplement:

•	$470,000,000 Class A-1 6.59% Asset Backed Notes

•	$388,000,000 Class A-2 6.82% Asset Backed Notes

•	$321,500,000 Class A-3 6.97% Asset Backed Notes

•	$249,000,000 Class A-4 7.03% Asset Backed Notes

•	$181,880,000 Class A-5 7.07% Asset Backed Notes

•	$76,260,000 Class B 7.32% Asset Backed Notes

•	$43,580,000 Class C 7.70% Asset Backed Certificates

Other Securities

On the closing date, the trust is also issuing a Variable Pay Term Note in a principal amount of $448,620,000 and Class D Certificates in an aggregate principal amount of $43,580,000. The trust expects to issue additional Variable Pay Term Notes, which are described below, on the targeted scheduled distribution date for each subclass of the Class A Notes. If issued, the proceeds from the additional Variable Pay Term Notes will be applied to principal payments on the subclass or subclasses of Class A Notes targeted for payment on that date. The Class D Certificates will initially be retained by the seller. The Class D Certificates and the Variable Pay Term Notes are not being offered by this prospectus supplement.

The Class A Notes, the Class B Notes and the Variable Pay Term Notes are collectively referred to as the “notes” in this prospectus supplement, and the Class C Certificates and the Class D Certificates are collectively referred to as the “certificates.” The notes and the certificates are together referred to as the “securities.”

Trustees

Notes	The indenture trustee for the notes will be The Chase Manhattan Bank, a New York corporation.

Certificates	The trustees for the certificates will be The Bank of New York, a New York banking corporation, as owner trustee, and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee.

Important Dates

Closing Date

The trust expects to issue the Class A Notes, the Class B Notes, the Class C Certificates, the Class D Certificate and a Variable Pay Term Note on April 20, 2000.

Interest and Principal Distribution Dates

The trust will pay interest and principal on the securities on the 15th day of each month (or if the 15th day is not a business day, on the next business day). These payment dates are referred to as “distribution dates” in this prospectus supplement.

First Scheduled Distribution Date

The first scheduled distribution date will be May 15, 2000.

Record Dates

On each distribution date, the trust will pay interest and principal, as applicable, to the holders of the securities as of the related record date. The record date for the securities will be as follows:

Notes	The day immediately preceding the distribution date.

Certificates	The last day of the month immediately preceding the month of the distribution date.

Targeted Scheduled Distribution Dates

The targeted scheduled distribution date for each subclass of Class A Notes is listed on the cover page of this prospectus supplement, or if such day is not a business day, the next succeeding business day. The trust expects that no payments of principal will be made on any subclass of Class A Notes until its targeted scheduled distribution date. The trust expects that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date from the proceeds of issuance of a Variable Pay Term Note and other funds available. Failure to pay a subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default under the indenture and in such event such subclass will receive monthly allocations of principal until paid in full.

Final Scheduled Distribution Dates

The final scheduled distribution date of each class and subclass of notes and certificates is listed on the cover page of this prospectus supplement, or if such day is not a business day, the next succeeding business day. The trust is required to pay the outstanding principal amount of each class of notes and certificates, to the extent not previously paid, in full on its final scheduled distribution date.

Interest Rates

The trust will pay interest on each class and subclass of securities at the rates specified on the cover of this prospectus supplement. Interest rates on any additional Variable Pay Term Notes to be issued on targeted scheduled distribution dates will be determined at the time of issuance, but will not exceed one-month LIBOR plus 1.50%.

Interest Accrual

The offered securities will accrue interest on a “30/360” basis from the 15th day of the previous month to the 15th day of the current month. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

1.	the outstanding principal balance;

       2.  the interest rate; and

3.	30 (or in the case of the first distribution date, 25) divided by 360.

For a more detailed description of the payment of interest, you should refer to “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes”, “— Payments of Interest on Class B Notes” and “Description of the Certificates — Distributions of Interest Income on Class C Certificates” in this prospectus supplement.

Sequential Principal Payments

The trust will allocate all payments of principal to the Variable Pay Term Note issued at closing until the earlier of payment in full and the first targeted scheduled distribution date. In general, the trust will deposit principal payments to an accumulation account if no Variable Pay Term Notes are outstanding and if none of the outstanding Class A Notes have reached or passed their targeted scheduled distribution date. The trust expects to issue a Variable Pay Term Note on each targeted scheduled distribution date in an amount sufficient to pay the related subclass of Class A Notes in full. If this occurs, the trust will pay principal sequentially to the Variable Pay Term Notes until paid in full and then sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full. For a more detailed description of the payment of principal, you should refer to “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” and to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” in this prospectus supplement.

Optional Redemption

The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The price will be equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at the time this redemption option becomes available to the servicer only the certificates, the Class B Notes and either Variable Pay Term Notes or the Class A-5 Notes will be outstanding.

For further discussion of optional redemption, you should refer to “Description of the Notes — Optional Redemption” and “Description of the Certificates — Optional Prepayment” in this prospectus supplement.

Ratings

It is a condition to the issuance of the securities on the closing date that:

•	the Class A Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

•	the Class B Notes be rated “A” or its equivalent by at least two nationally recognized rating agencies;

•	the Class C Certificates be rated “BBB” or its equivalent by at least two nationally recognized rating agencies; and

•	the Variable Pay Term Note issued on the closing date be rated “AAA” by S&P and “Aaa” by Moody’s.

It is a condition to the issuance of any additional Variable Pay Term Note that such Variable Pay Term Note also be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

A rating is not a recommendation to purchase, hold or sell the Class A Notes, Class B Notes or Class C Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Notes, Class B Notes and Class C Certificates address the likelihood of the payment of principal and interest on such securities according to their terms. A rating agency rating the Class A Notes, Class B Notes or Class C Certificates may lower or withdraw its rating in the future, in its discretion.

Minimum Denominations

Class A Notes and Class B Notes	$1,000 and integral multiples thereof.

Class C Certificates	$20,000 and integral multiples of $1,000 in excess thereof.

Registration, Clearance and Settlement

Class A Notes and Class B Notes	DTC/ Clearstream/ Euroclear

Class C Certificates	Issued in fully registered, certificated form

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes:

•	the Class A Notes will be characterized as debt;

•	the Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, will deliver his opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Offered Notes	If you purchase the Class A Notes or Class B Notes, you agree by your purchase that you will treat such notes as indebtedness.

Class C Certificates	If you purchase the Class C Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.

Investor Restrictions

The Class C Certificates may not be purchased by persons who are not U.S. persons.

If you are considering purchasing the Class C Certificates, you should refer to “Federal Income Tax Matters — Tax Consequences to Holders of Class C Certificates” in this prospectus supplement for more details.

ERISA Considerations

Class A Notes and Class B Notes	The Class A Notes and Class B Notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations — The Notes” in this prospectus supplement.

Class C Certificates	The Class C Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class C Certificates subject to the considerations discussed under “ERISA Considerations — The Class C Certificates” in this prospectus supplement.

Required Representations from Purchasers of the Class C Certificates

To purchase Class C Certificates, you (and anyone to whom you assign or sell the Class C Certificates) must:

(1)	represent and certify under penalties of perjury that you are a United States person; and

(2)	represent and certify that you

(a)	are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing Class C Certificates on behalf of such a plan or arrangement; or

(b)	are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the Class C Certificates will have to sign in Annex I to this prospectus supplement.

Investor Information — Mailing Address, Telephone Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two L.P. is One American Road, Dearborn, Michigan 48121, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP Numbers

Class	CUSIP

A-1 Notes	34527RDN0
A-2 Notes	34527RDP5
A-3 Notes	34527RDQ3
A-4 Notes	34527RDR1
A-5 Notes	34527RDS9
B Notes	34527RDT7
C Certificates	34527RDU4

STRUCTURAL SUMMARY

       This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

Ford Credit Auto Receivables Two L.P., the seller, will purchase certain eligible motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS, which constitute the receivables, and then will sell the receivables with an aggregate principal balance of $2,300,017,517.50 as of the opening of business on April 1, 2000 to Ford Credit Auto Owner Trust 2000-B on the closing date.

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•	other rights under documents relating to the receivables; and

•	rights under an interest rate swap.

Composition of the Receivables

The composition of the receivables as of April 1, 2000 is as follows:

•	Aggregate Principal Balance	$2,300,017,517.50

•	Number of Receivables	161,099

•	Average Principal Balance	$14,277.04

	(Range)	$257.03 to
		$49,746.53

•	Average Original Amount Financed	$17,033.25

	(Range)	$672.47 to
		$68,190.78

•	Weighted Average APR	7.83%

	(Range)(1)	1.90% to 20.00%

•	Weighted Average Original Term	55.5 months

	(Range)	6 months to
		60 months

•	Weighted Average Remaining Term	46.8 months

	(Range)	1 month to
		58 months

•	Scheduled Weighted Average Life(2)	2.1 years

(1)	Includes receivables with APRs below the interest rates on the securities.

(2)	From April 1, 2000, assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from April 1, 2000 and (3) no prepayments on the receivables are made.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each distribution date equal to 1/12 of 1.00% of the principal balance of the receivables at the beginning of the related collection period. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during the related collection period and, except for investment earnings on amounts deposited into the accumulation account, any reinvestment earnings on any payments received on the receivables.

Issuance of Variable Pay Term Notes

Variable Pay Term Notes

•	On the closing date, the trust will issue a Variable Pay Term Note in a principal amount of $448,620,000. This Variable Pay Term Note will receive all monthly payments allocable to principal on the notes and certificates until the earlier of the targeted scheduled distribution date for the Class A-1 Notes or until such Variable Pay Term Note is paid in full.

•	On the targeted scheduled distribution date for the Class A-1 Notes and on each targeted scheduled distribution date thereafter, the trust will issue and sell additional Variable Pay Term Notes if all of the conditions to issuance are met and a purchaser agrees to purchase such Variable Pay Term Notes.

•	Ford Credit, as the administrator of the trust, will use reasonable efforts to locate a purchaser for each Variable Pay Term Note if all the conditions to issuance have been met.

•	FCAR Owner Trust, a commercial paper conduit administered by Ford Credit, will purchase the Variable Pay Term Note issued on the closing date. Neither FCAR Owner Trust, Ford Credit nor any other person is obligated to purchase a Variable Pay Term Note on any subsequent date.

•	The conditions to issuance will include, among other things, that the interest rate swap with a notional amount equal to the aggregate amount of the Variable Pay Term Notes be in effect, the interest rate on the Variable Pay Term Note not exceed one-month LIBOR plus 1.50%, the Variable Pay Term Note be issued at par, no event of default or event of servicing termination shall have occurred and be continuing and the Variable Pay Term Note be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

•	The trust will use the proceeds from the issuance of additional Variable Pay Term Notes on targeted scheduled distribution dates, along with other amounts, if any, described herein, to pay in full, if such amounts are sufficient, the principal balance of each subclass of Class A Notes on its targeted scheduled distribution date.

•	In general, on each distribution date after a targeted scheduled distribution date, all amounts received which are allocable to principal on the securities will be paid to the outstanding Variable Pay Term Notes in reduction of principal until the earlier of the next succeeding targeted scheduled distribution date or the date such Variable Pay Term Notes are paid in full.

•	If, at any time, more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before principal is paid to any later issued Variable Pay Term Note.

For further discussion of the Variable Pay Term Notes, see “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes,” “— Payments of Principal of Class A Notes and Variable Pay Term Notes” and “— Variable Pay Term Notes” in this prospectus supplement.

Interest Rate Swaps

•	On the closing date, the trust will enter into an interest rate swap with Westdeutsche Landesbank Girozentrale, New York Branch as the swap counterparty which will have an initial notional amount equal to the principal amount of the Variable Pay Term Note issued on the closing date. The notional amount will increase by the principal amount of any additional Variable Pay Term Notes issued on targeted scheduled distribution dates and will decrease by any principal payments on the Variable Pay Term Notes.

•	Under the interest rate swap agreements, on each distribution date, the trust will be obligated to pay to the swap counterparty a fixed monthly payment on a notional amount equal to the aggregate outstanding balance of the Variable Pay Term Notes, and the swap counterparty will be obligated to pay floating rate monthly payments to the trust on the same notional amount.

•	The net amount owed by the trust to the swap counterparty on a distribution date, if any, is the “swap payment,” and the net amount owed by the swap counterparty to the trust, if any, is the “swap receipt.”

•	The obligations of the trust under the interest rate swap agreement are secured under the indenture and the obligations of the swap counterparty are unsecured.

•	In the event that the swap counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to S&P, Moody’s and Fitch, the swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to the rating agencies to secure its obligations under the interest rate swap agreement or arrange for an eligible substitute swap counterparty satisfactory to the trust.

For further discussion of the interest rate swap, see “Description of the Notes — Interest Rate Swap” in this prospectus supplement.

Principal Payments on Class A Notes and Variable Pay Term Notes

Expected Payment of Principal of Class A Notes on Targeted Scheduled Distribution Dates

•	In general, the trust will make no payments of principal on any subclass of Class A Notes until its targeted scheduled distribution date.

•	It is expected that on each targeted scheduled distribution date, if the trust is able to issue a Variable Pay Term Note, starting with the targeted scheduled distribution date for the Class A-1 Notes, the related subclass of Class A Notes will be paid its outstanding principal balance in full. Such payments will be made from the proceeds of issuance of a Variable Pay Term Note, from amounts on deposit in the principal distribution account allocable to the Class A Notes and from amounts on deposit in the accumulation account, if any.

•	If a subclass of Class A Notes is not paid in full on its targeted scheduled distribution date, on each distribution date thereafter until the next targeted scheduled distribution date or until such subclass of Class A Notes has been paid in full, amounts on deposit in the principal distribution account will be allocated between the outstanding Variable Pay Term Notes and such subclass of Class A Notes, pro rata, based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding.

•	Failure to pay any subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default. Failure to pay any subclass of Class A Notes in full on its final scheduled distribution date will constitute an event of default.

For further discussion of payment of principal on the Class A Notes, see “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” in this prospectus supplement.

Principal of Class A Notes and Variable Pay Term Notes Will be Paid Sequentially

•	All of the subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. Similarly, all of the Variable Pay Term Notes will be paid sequentially, so that no principal payments will be paid on any Variable Pay Term Note until the principal of all Variable Pay Term Notes issued on an earlier date have been paid in full.

If the Trust Cannot Pay the Principal of a Subclass of Class A Notes in Full on its Targeted Scheduled Distribution Date, a Curable Sequential Amortization Period will Begin

•	If the principal of any subclass of Class A Notes is not paid in full on its targeted scheduled distribution date then such targeted scheduled distribution date shall be designated as a “curable sequential amortization commencement date,” and the period from that date until the earlier of (i) the date when the related subclass of Class A Notes has been paid in full and (ii) the date of the next targeted scheduled distribution date is referred to as the “curable sequential amortization period.”

•	On each distribution date during a curable sequential amortization period, amounts available to make principal payments from the principal distribution account will be allocated between the Class A Notes and Variable Pay Term Notes pro rata based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding. The Class A Note portion of such principal payments will be applied to the subclass of Class A Notes which was not paid on its targeted scheduled distribution date and the Variable Pay Term Note portion will be applied to the Variable Pay Term Notes, sequentially, according to their earliest date of issuance.

•	If, on the next targeted scheduled distribution date, the trust can successfully issue a Variable Pay Term Note, such Variable Pay Term Note will be issued in an amount generally equal to the amount required to pay in full the subclass or subclasses of outstanding Class A Notes which have reached or passed their targeted scheduled distribution dates, and the curable sequential amortization period will end. On each distribution date thereafter until the next targeted scheduled distribution date, amounts available to make principal payments will be applied sequentially to payments of principal on the outstanding Variable Pay Term Notes.

For further discussion of payment of principal on the Class A Notes, see “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” in this prospectus supplement.

If on a Targeted Scheduled Distribution Date Two Targeted Subclasses of Class A Notes are Outstanding Which Have Reached or Passed Their Targeted Scheduled Distribution Dates, the Extended Sequential Amortization Period will Begin

•	If, after giving effect to all payments on the first targeted scheduled distribution date which occurs after a curable sequential amortization commencement date, two subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates remain outstanding, then such targeted scheduled distribution date shall be designated as an “extended sequential amortization commencement date” and the period from that date until all the Class A Notes are paid in full is referred to as the “extended sequential amortization period.”After an extended sequential amortization commencement date, the trust will be prohibited from issuing any additional Variable Pay Term Notes.

•	On each distribution date during the extended sequential amortization period, amounts available to make principal payments from the principal distribution account will be allocated between the Class A Notes and Variable Pay Term Notes pro rata based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding. Among the Class A Notes, principal payments will be applied to the subclasses sequentially according to the lowest numerical designation, and among the Variable Pay Term Notes, principal payments will be applied sequentially according to the earliest date of issuance, until all the Class A Notes and Variable Pay Term Notes are paid in full.

For further discussion of payment of principal on the Class A Notes, see “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” in this prospectus supplement.

Accumulation Account

•	If, on any distribution date prior to the extended sequential amortization commencement date, all previously issued Variable Pay Term Notes are or have been paid in full and Class A Notes are outstanding but none of the outstanding Class A Notes have reached their targeted scheduled distribution dates, amounts allocable to payment of principal will be deposited in the accumulation account.

•	No funds will be deposited in the accumulation account (i) on any distribution date after the notes have been accelerated following the occurrence of an event of default, unless the event of default has been cured or waived, (ii) on any distribution date after the Class A Notes and Variable Pay Term Notes have been paid in full or (iii) during an extended sequential amortization period.

•	Amounts deposited in the accumulation account generally will be distributed on the next targeted scheduled distribution date to pay principal of the related subclass of Class A Notes.

•	Amounts on deposit in the accumulation account will be invested in permitted investments.

Principal Payments on the Class B Notes

The Class B Notes will be entitled to receive principal payments on each distribution date only after all of the Class A Notes and Variable Pay Term Notes have been paid in full.

For a further discussion of payment of principal on the Class B Notes, see “Description of the Notes — Payments of Principal of Class B Notes” in this prospectus supplement.

Principal Payments on the Class C Certificates

The Class C Certificates will be entitled to receive principal payments on each distribution date only after all of the Class A Notes, Variable Pay Term Notes and Class B Notes have been paid in full.

For a further discussion of payment of principal on the Class C Certificates, see “Description of the Certificates — Distributions of Principal Payments on Class C Certificates” in this prospectus supplement.

Priority of Distributions

From collections on the receivables during the prior collection period, amounts withdrawn from the reserve account and payahead account, any swap receipt and any swap termination payment paid by the Swap Counterparty, unless certain events of default have occurred which will result in a change in the priority of distributions as further described in this prospectus supplement, the trust will pay the following amounts on each distribution date in the following order of priority, after reimbursement of any advances made in prior months by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Swap Payment — any swap payment payable to the swap counterparty;

(3)	Class A Note and Variable Pay Term Note Interest and Swap Termination Payments — interest due on the Class A Notes, interest due on the Variable Pay Term Notes and any swap termination payment owed by the trust to the swap counterparty pro rata based on the principal balance of the Class A Notes, the principal balance of the Variable Pay Term Notes and the amount of any swap termination payment, with any amounts allocable to the Class A Notes or Variable Pay Term Notes which are not needed to pay interest due on such notes applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4)	First Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and Variable Pay Term Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount;

(5)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(6)	Second Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, Variable Pay Term Notes and Class B Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

(7)	Class C Certificate Interest — interest due on the Class C Certificates to the holders of the Class C Certificates;

(8)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(9)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the specified reserve account balance (calculated after giving effect to all amounts, including amounts pursuant to clause (10) below, deposited to the principal distribution account and then transferred to the accumulation account on such date);

(10)	Regular Principal Distribution Amount — to the principal distribution account, an amount equal to the excess of (x) the sum of the aggregate principal balances of the notes and certificates less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the sum of (A) the specified overcollateralization amount, and (B) the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above; and

(11)	any amounts remaining after the above distributions shall be paid to the seller.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

Priority in Which Principal Payments Are Made on the Notes and Certificates

On each distribution date, from amounts on deposit in the principal distribution account, and, with respect to the Class A Notes on a targeted scheduled distribution date, from amounts on deposit in the VPTN proceeds account and in the accumulation account, the indenture trustee will make payments to the holders of the notes and certificates in the following order of priority:

(1)	to the Class A Notes and Variable Pay Term Notes as follows:

•	if the distribution date is a targeted scheduled distribution date, then

—	first, from amounts on deposit in the principal distribution account, to the Class A Notes and the Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, with payments allocable to the Class A Notes applied to the subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution date until paid in full;

—	second, from amounts in the accumulation account, if any, to such subclass of Class A Notes which has reached its targeted scheduled distribution date until paid in full;

—	third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates until paid in full; and

—	fourth, from any remaining amounts on deposit in the principal distribution account, to the Variable Pay Term Notes until paid in full and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding which have not reached or passed their targeted scheduled distribution date and an extended sequential amortization period has not begun;

•	if such distribution date IS NOT a targeted scheduled distribution date and IS NOT during a curable sequential amortization period or an extended sequential amortization period, then

—	first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any, until paid in full; and

—	second, any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if the distribution date IS NOT a targeted scheduled distribution date and IS during a curable sequential amortization period,

—	first, from amounts on deposit in the principal distribution account, to the Class A Notes and the Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, with payments allocable to the Class A Notes applied to the subclass of Class A Notes which was not paid in full on its targeted scheduled distribution date, until paid in full; and

—	second, from any remaining amounts on deposit in the principal distribution account to the Variable Pay Term Notes until paid in full and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if the distribution date IS NOT a targeted scheduled distribution date and IS during an extended sequential amortization period,

—	from amounts on deposit in the principal distribution account, to the Class A Notes and the Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding until the Class A Notes and the Variable Pay Term Notes are paid in full;

(2)	to the Class B Notes until they are paid in full;

(3)	to the Class C Certificates until they are paid in full;

(4)	to the Class D Certificates until they are paid in full; and

(5)	to the seller, any funds remaining.

All of the subclasses of Class A Notes will be paid sequentially, so that no principal payments will be paid on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. If, at any time, more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before principal is paid to any later issued Variable Pay Term Note.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

Change of Priority of Distributions Upon Certain Events of Default and Insolvency Events

Following the occurrence of one of the events of default listed below:

•	a default in the payment of principal which has resulted in an acceleration of the notes;

•	a default for five days or more in the payment of interest on a class or subclass of notes which has resulted in an acceleration of the notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes;

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes and any swap termination payments owed by the trust to the swap counterparty, no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes and no distributions of principal or interest on the Class D Certificates until payment in full of principal and interest on the Class C Certificates.

Following the occurrence of any other event of default which has resulted in an acceleration of the notes, no change will be made in the priority of payment of interest on the notes on each distribution date until a liquidation, if any, of the property of the trust. However, the trust will pay the notes in full and any swap termination payments owed by the trust to the swap counterparty before paying any principal or interest on the certificates upon a liquidation.

For a more detailed description of events of default and rights of investors in such circumstances, you should refer to“Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes” in this prospectus supplement and “Description of the Notes — The Indenture” in the prospectus.

Credit Enhancement

Credit enhancement for the notes and certificates will be provided by

•	the reserve account,

•	overcollateralization and

•	the subordinated class or classes of notes and certificates (the Class D Certificates will not have the benefit of any subordinated class of securities).

Reserve Account

•	On the closing date, the seller will deposit $11,500,087.59 into the reserve account. On each distribution date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first eight items listed in “Priority of Distributions” above are satisfied.

•	The balance required to be on deposit in the reserve account will be the lesser of (a) $11,500,087.59 and (b) the outstanding principal balance of the notes and certificates. In addition, if amounts are on deposit in the accumulation account, the balance required to be on deposit in the reserve account will be increased to compensate for any “negative carry” that may occur if the average interest rates on the permitted investments in the accumulation account are lower than the weighted average interest rate of the outstanding securities.

•	To the extent that funds are not sufficient on any distribution date to pay the servicing fee, the swap payment, any swap termination payments, interest payments on all classes of notes and certificates and any first priority or second priority principal distribution amounts, the indenture trustee will withdraw cash from the reserve account for those purposes.

•	On and after the final scheduled distribution date for any Class of securities, if such Class has not been paid in full, amounts on deposit in the reserve account will be withdrawn to repay such Class in full.

•	Amounts on deposit in the reserve account will not be used to pay principal on any subclass of Class A Notes on its targeted scheduled distribution date solely for the purpose of paying such subclass on that targeted scheduled distribution date.

•	On any distribution date, after the trust pays the servicing fee, the swap payment, any swap termination payment, interest payments on all classes of notes and certificates, and all principal distribution amounts, amounts in excess of the required reserve account balance will be released to the seller.

For a further discussion of the Reserve Account, refer to “Description of the Receivables Transfer and Servicing Agreements — Reserve Account” in this prospectus supplement.

Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes and certificates. Initially, the receivables balance will exceed the principal balance of the notes and certificates by 3.37% of the receivables balance. The application of funds according to item ten of “Priority of Distributions” above is expected to result in the payment of more principal on the securities in most months than the amount of principal collected on the receivables in the related period. As the principal balance of the notes and certificates is paid down to a target level which is below that of the receivables balance, additional credit enhancement is created.

The target level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The target level for the overcollateralization amount on each payment date will be the sum of:

(X)	the excess of

(1)	the lesser of:

(a)	the greatest of:

(A)	$11,500,087.59,

(B)	1.00% of the outstanding principal balance of the receivables,

               and

(C)	the aggregate principal balance of the receivables that are delinquent 91 days or more and have not yet been liquidated, and

(b)	the outstanding principal balance of the notes and certificates,

     over

(2)	the balance required to be on deposit in the reserve account,

and

(Y)	the yield supplement overcollateralization amount specified for the applicable payment date on the schedule beginning on page S-89 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments” in this prospectus supplement.

Subordination

As long as the Class A Notes, any Variable Pay Term Notes or the interest rate swap remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes and Variable Pay Term Notes and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes and Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

As long as the Class A Notes, Variable Pay Term Notes, the interest rate swap or Class B Notes remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes, Variable Pay Term Notes and Class B Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

As long as the notes, the interest rate swap or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the notes and Class C Certificates and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the notes and Class C Certificates and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the notes and Class C Certificates and payments (including termination payments) due to the swap counterparty under the interest rate swap.

For further discussion on the subordination of the Class B Notes, Class C Certificates and Class D Certificates, refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the notes and certificates.

The Absence of a Secondary Market Could Limit Your Ability to Resell Your Notes or Certificates	The absence of a secondary market for the notes and certificates could limit your ability to resell them. This means that if in the future you want to sell any of your notes or certificates before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes or certificates. There currently is no secondary market for the notes and certificates. The underwriters expect to make a market for the offered securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes or certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured	It is expected that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date through the issuance of a Variable Pay Term Note. Between targeted scheduled distribution dates, payments allocable to principal, including prepayments from any receivables, will be applied to any outstanding Variable Pay Term Notes or if none are outstanding, deposited to the accumulation account as long as any Class A Notes are outstanding and a sequential amortization period is not in effect. As a result, the Class A Notes will generally not be subject to prepayment risk. It is possible, however, that the Class A Notes could receive their principal payments either sooner or later than their targeted scheduled distribution dates.

If any subclass of Class A Notes is not paid in full on its targeted scheduled distribution date (either because the trust failed to satisfy the required conditions for issuance of a Variable Pay Term Note or was unable to sell a Variable Pay Term Note in the required amount), on that distribution date and each distribution date thereafter until such subclass of Class A Notes is paid in full, amounts on deposit in the principal distribution account will be applied to such subclass of Class A Notes and any outstanding Variable Pay Term Notes, pro rata. If this occurs, investors in that subclass of Class A Notes will receive repayment of principal later than the targeted scheduled distribution date and may lose the opportunity to reinvest the principal at rates that may be more favorable than the rate of return that the subclass of Class A Notes is providing. On the following targeted scheduled distribution date, if the trust is able to issue a Variable Pay Term Note, then the remaining principal of such subclass will be paid on that date.

The trust will be prohibited from issuing any additional Variable Pay Term Notes on any targeted scheduled distribution date if, after giving effect to all payments on such date, there are two subclasses of Class A Notes outstanding which have reached or passed their targeted scheduled distribution dates. Amounts available to make principal payments on each distribution date thereafter will be applied to make payments of principal each month on the outstanding Class A Notes and the outstanding Variable Pay Term Notes, pro rata. In such event, subclasses which receive principal payments after their targeted scheduled distribution dates may lose the opportunity to reinvest such principal at rates that are more favorable than the rates they are earning on the Class A Notes. It is also possible that because amounts would no longer be held in the accumulation account in such an event but rather would be payable on each distribution date, some subclasses may receive principal payments prior to their targeted scheduled distribution date. Such investors may not be able to reinvest such principal at a rate equal to or greater than the rate paid on the subclass of Class A Notes.

The Class B Notes and the Class C Certificates do not have targeted scheduled distribution dates, and the timing of principal payments on the Class B Notes and Class C Certificates will vary according to the level of payments, prepayments and defaults within the pool of receivables. It is expected that holders of Class B Notes and Class C Certificates will receive principal distributions prior to their final scheduled distribution dates. Such investors may not be able to reinvest such principal at rates equal to or greater than the rates they will earn on the Class B Notes or Class C Certificates.

As a general matter, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the closing date.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and any corresponding acceleration of payments on the securities.

The final payment of each class of notes and certificates is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class or subclass of notes in full on its final scheduled distribution date, an event of default will occur and final payment of such class or subclass of notes may occur later than such date or may not occur at all.

For more information regarding the timing of repayments of the Notes and the Certificates, see “Maturity and Prepayment Considerations” in this prospectus supplement.

Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes and Certificates	Amounts on deposit in the reserve account from time to time are available to:

• enhance the likelihood that you will receive the interest due on each distribution date and principal on the final scheduled distribution date for your notes or certificates; and

• decrease the likelihood that you will experience losses on your notes or certificates.

However, the amounts on deposit in the reserve account are limited to the specified reserve account balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the notes and certificates could result. In addition, depletion of the reserve account ultimately could result in losses on your notes or certificates.

Amounts in the Reserve Account May Not Be Liquid	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next distribution date if each rating agency confirms that doing so will not affect the ratings on the notes or certificates. These investments will not be sold to cover any shortfalls that occur on a distribution date. This could delay payments to you because these funds would not be available on a particular distribution date.

The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes	The Class C Certificates bear greater credit risk than the Class A Notes and Class B Notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes. The Class B Notes bear greater risk than the Class A Notes and the Variable Pay Term Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

Interest payments on the Class B Notes on each distribution date will be subordinated to servicing fees due to the servicer, swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes and an allocation of principal payments to the Class A Notes and the Variable Pay Term Notes to the extent that the sum of the principal balances of the Class A Notes and the Variable Pay Term Notes exceeds the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes, the Variable Pay Term Notes and Class B Notes to the extent the sum of the principal balances of the Class A Notes, the Variable Pay Term Notes and the Class B Notes exceeds the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount (after giving effect to the allocation described in the preceding sentence).

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes and the Variable Pay Term Notes. No principal will be paid on the Class B Notes until interest and principal of the Class A Notes and the Variable Pay Term Notes have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the interest and principal of the Class B Notes have been paid in full.

For a more detailed description of principal payment distributions, see “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments” in this prospectus supplement. You should note that the payment sequence changes, however, following certain events of default.

You May Suffer Losses Due to Receivables with Low APRS	The receivables include receivables which have APRs that are lower than the interest rates on the notes or certificates. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your notes or certificates by reducing such interest payments available.

The target level of overcollateralization takes into account the mix of receivables by APR and potential changes in that mix, but there is no assurance that the target overcollateralization will be achieved or will be sufficient to pay all notes and certificates in full.

Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates	The trust’s ability to pay the full principal amount of any subclass of Class A Notes on its targeted scheduled distribution date will depend on whether the trust is able to sell a Variable Pay Term Note on that targeted scheduled distribution date in the amount necessary, together with other funds available, to pay such subclass of Class A Notes in full. To the extent a Variable Pay Term Note is not issued by the trust on a targeted scheduled distribution date, it is highly unlikely that holders of any Class A Notes targeted for payment on that date will be paid in full on such date.

The trust will not be able to issue a Variable Pay Term Note unless all of the conditions to issuance are met and a purchaser agrees to the purchase. The conditions to issuance include restrictions that the spread over one-month LIBOR on the Variable Pay Term Notes be limited to 1.50% and that such notes be issued at par. Although the administrator, Ford Credit, will use reasonable efforts to find purchasers, no person or entity is obligated to purchase a Variable Pay Term Note or any interest therein. Accordingly, there is no assurance that any Variable Pay Term Notes (other than the Variable Pay Term Note issued on the closing date) will be issued and sold or that the proceeds from sale of Variable Pay Term Notes on targeted scheduled distribution dates will be sufficient to pay a subclass of Class A Notes in full on its targeted scheduled distribution date.

Although interest will continue to accrue on all outstanding subclasses of Class A Notes at their respective interest rates, holders of the Class A Notes may not receive the full principal payment on the targeted scheduled distribution date and may lose the opportunity to reinvest such amounts at more favorable rates until the principal payments are received after their targeted scheduled distribution dates.

The Issuance of the Variable Pay Term Notes May Reduce the Amount of Funds Available for Distribution to Other Notes and Certificates	The Variable Pay Term Notes which are issued on targeted scheduled distribution dates will bear interest at floating rates with spreads to LIBOR which will be determined at the time of issuance. Although such spreads cannot exceed 1.50% and an interest rate swap with a notional amount equal to the principal balance of such outstanding Variable Pay Term Notes must be in effect, the issuance of Variable Pay Term Notes at all-in rates (after giving effect to the fixed rate payable by the trust under the interest rate swap) higher than the interest rates of the related subclasses of Class A Notes which are being repaid will increase the amount of interest payable by the trust. Since interest payments on the Variable Pay Term Notes are paid pro rata with interest payments on the Class A Notes and are senior to payments of interest and principal on the Class B Notes and Class C Certificates, the issuance of such Variable Pay Term Notes would reduce the amount of funds available for distribution to the other notes and certificates. This could result in a delay in or loss of payments on your notes or certificates or in a reduction of their ratings.

Risks Associated with the Interest Rate Swap	The trust will enter into an interest rate swap because the receivables owned by the trust bear interest at a fixed rate while the Variable Pay Term Notes will bear interest at a floating rate based on one-month LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes and the certificates.

During those periods in which the floating LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and in the interest payments and distributions with respect to the certificate balance on your certificates.

On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates and for termination payments will be pro rata with interest on the Class A Notes and Variable Pay Term Notes. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

The interest rate swap generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or a default due to failure of the counterparty to post collateral, assign to an eligible counterparty or take other remedial action if the counterparty’s debt ratings drop below the levels acceptable to S&P, Moody’s and Fitch. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. Any such payment due to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes. If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement swap and to the extent the interest rates on the Variable Pay Term Notes exceed the fixed rate the trust had been required to pay the counterparty under the swap, the amount available to pay principal of and interest on the notes and certificates will be reduced. If the swap is terminated and no replacement is entered into, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

Geographic Concentration May Result in More Risk to You	As of April 1, 2000, Ford Credit’s records indicate that the highest state concentrations of obligors of receivables included in the receivables based on the billing addresses of the obligors were recorded as being in the following states

(Alabama and Pennsylvania are not included in the receivables pool for administrative reasons):

Percentage of
Aggregate
Principal
Balance

Texas	11.64%

California	10.03%

Florida	8.86%

Illinois	5.11%

No other state, by billing addresses, constituted more than 5% of the balance of the receivables pool as of April 1, 2000. Economic conditions or other factors affecting states with high concentrations of obligors could adversely affect the delinquency, credit loss or repossession experience of the pool of receivables.

An Event of Default May Cause Prepayments, Potential Losses and Change of Priority of Payment of Principal	An event of default under the indenture may result in payments on the notes being accelerated. As a result:

• you may suffer losses on your notes or certificates if the assets of the trust are insufficient to pay the amounts owed on the notes or certificates;

• payments on your notes or certificates may be delayed until more senior classes of notes are repaid; and

• your notes or certificates may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

Interest Payable on Class B Notes and Certificates May Be Delayed upon Certain Events of Default	The priority of interest and principal payments will change following:

• an event of default under the indenture relating to the payment of interest on the Controlling Class of notes or to the payment of principal on any Note which has resulted in an acceleration of the notes; or

• an event of default under the indenture relating to certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes.

In such an event, the trust will not make any distributions of principal or interest on the Class B Notes or the certificates until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes. This may result in a delay or default in paying interest on the Class B Notes or certificates.

Indenture Trustee May Sell Receivables upon an Event of Default Which Could Result in Losses to You	If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, under certain circumstances, may sell the receivables and prepay the notes, and after the notes are paid in full, redeem the certificates. Upon a sale of the receivables following an event of default:

• no amounts will be distributed to the holders of the Class B Notes until the interest and principal due on the Class A Notes and the Variable Pay Term Notes has been paid in full and all amounts (including any termination payments) payable by the trust under the interest rate swap have been paid in full; and

• no amounts will be distributed to the holders of the Class C Certificates until all interest and principal due on the Class B Notes has been paid in full.

So long as the Class A Notes and the Variable Pay Term Notes are the Controlling Class of Notes, the holders of the Class B Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

So long as the Class B Notes are the Controlling Class of notes, the holders of the Class C Certificates will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and certificates. In certain circumstances, this could result in losses to the holders of the notes and certificates.

See “Description of the Notes — The Indenture” in this prospectus supplement.

Class B Notes and Certificates Have Limited Control over Actions of the Trust and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the specified percentage of the Controlling Class of notes (which will be the Class A Notes and Variable Pay Term Notes for so long as any Class A Notes or Variable Pay Term Notes are outstanding) will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. Furthermore, the holders of a majority of the Class A Notes and Variable Pay Term Notes, or the indenture trustee acting on behalf of the holders of Class A Notes and Variable Pay Term Notes, under certain circumstances, have the right to waive events of servicing termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of Class B Notes, Class C Certificates or the Class D Certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes and Variable Pay Term Notes have been paid in full. Similarly, the holders of Class C Certificates will not have the ability to waive any such events or to remove the servicer until the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full.

See “Description of the Notes — The Indenture” and “Description of the Receivables Transfer and Servicing Agreements — Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination” in this prospectus supplement and in the prospectus.

THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust 2000-B is a business trust formed under the laws of the State of Delaware by a trust agreement to be dated as of April 1, 2000 among Ford Credit Auto Receivables Two L.P., the owner trustee and the Delaware trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

       The trust will be capitalized by the issuance of notes and certificates. The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors. The proceeds from the sale of the notes and certificates on the Closing Date will be used by the seller (1) to purchase the receivables from Ford Credit under a purchase agreement to be dated as of April 1, 2000 between Ford Credit and the seller, and (2) to fund the initial deposit to the Reserve Account. The proceeds from the issuance of any additional Variable Pay Term Notes on targeted scheduled distribution dates will be used to make principal payments on the related subclass or subclasses of Class A Notes.

       The assets of the trust are limited to the receivables, including the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables, its rights under the Interest Rate Swap, the Reserve Account and the proceeds of the issuance of any additional Variable Pay Term Notes. Various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the holders of the notes and certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” and “Risk Factors — Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes and Certificates” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the prospectus.

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date:

Class A-1 Notes	$470,000,000

Class A-2 Notes	$388,000,000

Class A-3 Notes	$321,500,000

Class A-4 Notes	$249,000,000

Class A-5 Notes	$181,880,000

Variable Pay Term Note	$448,620,000

Class B Notes	$76,260,000

Class C Certificates	$43,580,000

Class D Certificates	$43,580,000

Total	$2,222,420,000

The Owner Trustee and the Delaware Trustee

       The Bank of New York is the owner trustee under the trust agreement. The Bank of New York is a New York banking corporation and its principal offices are located at One Wall Street, New York, New York.

       The Bank of New York (Delaware) is the Delaware trustee under the trust agreement. The Bank of New York (Delaware) is a Delaware banking corporation and its principal offices are located at White Clay Center, Route 273, Newark, Delaware. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, the Delaware trustee, their parents and their affiliates.

THE RECEIVABLES POOL

       The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of the Receivables

       Ford Credit purchased 87.94% of the receivables (by principal balance) in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased 12.06% of the receivables (by principal balance) in the ordinary course of its business in accordance with PRIMUS’ underwriting standards which are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a part of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after their purchase.

       The receivables were selected from the portfolio originated by Ford Credit and PRIMUS for inclusion in the receivables pool by several criteria, some which are set forth in the prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

•	provides for level monthly payments which provide interest at an APR of not less than 1.90% and not greater than 20.00%;

•	will fully amortize the amount financed over an original term no greater than 60 months;

•	is not more than 30 days past due as of the Cut-off Date and has never been extended; and

•	was originated on or after April 1, 1998.

       The receivables were selected at random from the portfolio of retail installment sale contracts originated by Ford Credit and PRIMUS for new and used vehicles, in each case meeting the criteria described above and in the prospectus. No selection procedures believed to be adverse to the holders of the notes or the certificates were utilized in selecting the receivables. No receivable has a scheduled maturity later than January 28, 2005.

       With respect to the expected prepayment experience of the receivables pool, Ford Credit:

•	believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life; and

•	estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used vehicles ranges between 60% and 70% of their scheduled weighted average life.

       See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Characteristics of the Receivables

       The geographical distribution, distribution by average APR and certain other characteristics of the receivables pool as of the Cut-off Date are set forth in the following tables.

Geographic Distribution of the Receivables Pool as of the Cut-off Date

Percentage of
Aggregate Principal
State(1)	Balance(2)

Alabama(3)	0.00%

Alaska	0.18%

Arizona	1.55%

Arkansas	1.31%

California	10.03%

Colorado	1.47%

Connecticut	1.50%

Delaware	0.14%

District of Columbia	0.10%

Florida	8.86%

Georgia	4.63%

Hawaii	0.23%

Idaho	0.21%

Illinois	5.11%

Indiana	1.75%

Iowa	0.85%

Kansas	1.29%

Kentucky	1.08%

Louisiana	1.93%

Maine	0.39%

Maryland	2.29%

Massachusetts	2.55%

Michigan	4.53%

Minnesota	1.55%

Mississippi	1.02%

Missouri	3.26%

Montana	0.18%

Nebraska	0.43%

Nevada	0.72%

New Hampshire	0.64%

New Jersey	2.58%

New Mexico	0.60%

New York	3.63%

North Carolina	4.24%

North Dakota	0.13%

Ohio	3.15%

Oklahoma	1.48%

Oregon	1.08%

Pennsylvania(3)	0.00%

Rhode Island	0.26%

South Carolina	1.70%

South Dakota	0.15%

Tennessee	2.39%

Texas	11.64%

Utah	0.33%

Vermont	0.32%

Virginia	2.72%

Washington	1.80%

West Virginia	0.48%

Wisconsin	1.39%

Wyoming	0.16%

(1)	Based on the billing addresses of the obligors on the receivables as of the Cut-off Date.

(2)	May not add to 100% due to rounding.

(3)	Alabama and Pennsylvania excluded for administrative reasons.

Distribution by APR of the Receivables Pool as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
APR Range	Receivables	Principal Balance	Balance(1)

1.90 to 1.99%	5,039	$55,111,232.33	2.40%

2.00 to 2.49	2	2,147.51	0.00%

2.50 to 2.99	15,556	234,372,564.90	10.19%

3.00 to 3.49	1	17,228.19	0.00%

3.50 to 3.99	11,370	166,295,327.94	7.23%

4.00 to 4.49	0	0.00	0.00%

4.50 to 4.99	20,378	332,794,006.61	14.47%

5.00 to 5.49	6	86,483.13	0.00%

5.50 to 5.99	17,516	313,082,585.34	13.61%

6.00 to 6.49	101	1,497,426.12	0.07%

6.50 to 6.99	7,177	122,333,053.72	5.32%

7.00 to 7.49	1,755	24,928,255.61	1.08%

7.50 to 7.99	8,420	130,228,513.57	5.66%

8.00 to 8.49	3,988	53,395,128.15	2.32%

8.50 to 8.99	6,570	90,447,901.57	3.93%

9.00 to 9.49	3,619	50,091,011.23	2.18%

9.50 to 9.99	10,327	144,088,653.29	6.26%

10.00 to 10.49	2,771	35,116,784.38	1.53%

10.50 to 10.99	5,681	73,735,347.13	3.21%

11.00 to 11.49	2,179	26,928,960.83	1.17%

11.50 to 11.99	5,695	76,432,551.08	3.32%

12.00 to 12.49	2,405	28,814,179.96	1.25%

12.50 to 12.99	4,811	58,091,438.67	2.53%

13.00 to 13.49	1,875	21,805,440.33	0.95%

13.50 to 13.99	3,829	45,147,139.97	1.96%

14.00 to 14.49	1,676	18,881,872.25	0.82%

14.50 to 14.99	3,078	33,784,566.29	1.47%

15.00 to 15.49	1,430	15,440,379.20	0.67%

15.50 to 15.99	2,235	24,866,312.48	1.08%

16.00 to 16.49	1,064	11,121,646.64	0.48%

16.50 to 16.99	1,946	20,641,443.86	0.90%

17.00 to 17.49	1,198	13,414,409.47	0.58%

17.50 to 17.99	1,496	15,758,443.10	0.69%

18.00 to 18.49	2,062	23,096,690.91	1.00%

18.50 to 18.99	1,352	13,983,339.08	0.61%

19.00 to 19.49	827	8,046,256.09	0.35%

19.50 to 19.99	1,330	13,058,755.65	0.57%

20.00	334	3,080,040.92	0.13%

Totals	161,099	$2,300,017,517.50	100.00%

(1)	May not add to 100.00% due to rounding.

Certain Other Characteristics of the Receivables as of the Cutoff Date

Percentage
by Aggregate
Principal
Characteristic	Balance

Purchased by Ford Credit	87.94%

Purchased by PRIMUS	12.06%

Simple Interest Receivables	99.71%

Actuarial Receivables	0.29%

Vehicles financed at new vehicle rates by principal balance	70.00%

Percentage by
Aggregate
Number
of Receivables

Number of vehicles financed at new vehicle rates	62.48%

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios

       Set forth below is certain information concerning Ford Credit’s experience with its portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service). There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit’s experience shown in the following tables or that the general downward trend in losses commencing in 1998 and continuing during 1999 will continue in the future.

Delinquency Experience(1)

	Year Ended December 31,

	1999	1998	1997	1996	1995

Average Number of Contracts Outstanding During the Period	5,053,471	4,359,281	4,000,754	3,917,263	3,655,309
Average Daily Delinquencies as a Percent of Average Contracts Outstanding

31-60 Days(2)	2.38%	2.53%	2.80%	2.49%	2.17%

61-90 Days(2)	0.32%	0.32%	0.32%	0.28%	0.23%

Over 90 Days(3)	0.14%	0.14%	0.14%	0.09%	0.05%

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

	Year Ended December 31,

	1999	1998	1997	1996	1995

Average Portfolio Outstanding During the Period (Millions)

Gross	$66,928	$54,106	$46,020	$43,760	$38,028

Net	$59,242	$47,075	$39,288	$36,862	$32,134

Repossessions as a Percent of Average Number of Contracts Outstanding	2.25%	2.65%	3.08%	3.07%	2.37%

Net Losses as a Percent of Gross Liquidations(2)	1.91%	2.27%	2.61%	2.31%	1.45%

Net Losses as a Percent of Average Gross Portfolio Outstanding (2)	0.95%	1.16%	1.44%	1.31%	0.83%

Net Losses as a Percent of Average Net Portfolio Outstanding(2)	1.07%	1.34%	1.69%	1.56%	0.98%

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES OR CERTIFICATES

       The servicer will provide in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. We have described these factors separately for the notes and certificates below.

Notes

       How the Servicer Computes the Factor For Your Notes. The servicer will compute a factor for each Subclass of the Class A Notes and for the Class B Notes. The factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such Class or Subclass of notes indicating the remaining outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes.

       Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion is the product of:

•	the original denomination of your note; and

•	the factor relating to the applicable Subclass of Class A Notes or the Class B Notes computed by the servicer in the manner described above.

Certificates

       How the Servicer Computes the Factor For Your Class C Certificates. The servicer will compute a factor for each Class of certificates. The factor for each Class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the Class C Certificates indicating the remaining Certificate Balance of such Class of certificates, as of the applicable Distribution Date. The factor for either Class of certificates will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial Certificate Balance of such Class of certificates.

       Your Portion Of the Outstanding Amount of the Class C Certificates. For each certificate you own, your portion of that certificates is the product of:

•	the original denomination of your certificate and

•	the factor relating to the Class C Certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in —

•	the outstanding principal amount of the applicable Subclass or Class of notes; or

•	the outstanding principal amount of the applicable Class of certificates.

       These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the Class A Notes will be dependent on whether the trust is able to issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date in a sufficient amount to pay the related Subclass of Class A Notes in full. The weighted average life of the Class B Notes and the Class C Certificates (and the Class A Notes if the trust is not able to issue a Variable Pay Term Note on any Targeted Scheduled Distribution Date) will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments.

       Prepayments for these purposes include the following circumstances:

•	Prepayments in full — All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller — The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer — The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the July 2005 Distribution Date.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Class B Notes or the Class C Certificates on each Distribution Date, as applicable, or on the Class A Notes during a Sequential Amortization Period since such amount will depend, in part, on the amount of principal collected on the receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne by the holders of the Class A Notes to the extent a Sequential Amortization Period occurs, and by the holders of the Variable Pay Term Notes, the Class B Notes and the Class C Certificates. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

       Holders of notes and Class C Certificates should consider:

•	in the case of notes or Class C Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes or Class C Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

       For further discussion of the effect of prepayments of receivables on principal payments on the Class A Notes, the Class B Notes and Class C Certificates, see “Risk Factors — You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured” in this prospectus supplement and “Risk

Factors — You may have to reinvest your principal at a lower rate of return because of prepayments on the securities” in the prospectus.

       No principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture:

•	of the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	of the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	of the Class A-4 Notes until the Class A-3 Notes have been paid in full;

•	of the Class A-5 Notes until the Class A-4 Notes have been paid in full; or

•	of the Class B Notes until the Class A-5 Notes and Variable Pay Term Notes have been paid in full.

       No distributions of principal of the certificates will be made until all the notes have been paid in full. In addition, no distributions of principal of the Class D Certificates will be made until the Certificate Balance of the Class C Certificates has been reduced to zero. See “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”, “— Payments of Principal of Class B Notes” and “Description of the Certificates — Distributions of Principal Payments on Class C Certificates” in this prospectus supplement.

       As the rate of payment of principal of the Class B Notes and the Class C Certificates and of the Class A Notes during a Sequential Amortization Period depends on the rate of payment (including prepayments) of the principal balance of the receivables, final distribution in respect of the notes and Class C Certificates could occur significantly earlier than their respective Final Scheduled Distribution Dates.

       The Notes and Class C Certificates May Not Be Repaid on their Final Scheduled Distribution Dates. It is expected that final distribution on the notes and certificates will occur on or prior to their respective Final Scheduled Distribution Dates. Failure to make final payment of the notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the indenture. See “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement and “Description of the Notes — The Indenture — Events of Default” and “— Rights upon Event of Default” in the prospectus. However, no assurance can be given that sufficient funds will be available to pay the notes or Class C Certificates in full on or prior to their respective Final Scheduled Distribution Dates. If sufficient funds are not available, final distribution on the notes and Class C Certificates could occur later than such dates.

DESCRIPTION OF THE NOTES

       The trust will issue on the Closing Date $470,000,000 aggregate initial principal amount of Class A-1 6.59% Asset Backed Notes (the “Class A-1 Notes”), $388,000,000 aggregate initial principal amount of Class A-2 6.82% Asset Backed Notes (the “Class A-2 Notes”), $321,500,000 aggregate initial principal amount of Class A-3 6.97% Asset Backed Notes (the “Class A-3 Notes”), $249,000,000 aggregate initial principal amount of Class A-4 7.03% Asset Backed Notes (the “Class A-4 Notes”), $181,880,000 aggregate initial principal amount of Class A-5 7.07% Asset Backed Notes (the “Class A-5 Notes” and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”), $76,260,000 aggregate initial principal amount of Class B 7.32% Asset Backed Notes (the “Class B Notes”), and $448,620,000 initial principal amount of a Variable Pay Term Note (together with any additional Variable Pay Term Notes that may be issued on Targeted Scheduled Distribution Dates, the “Variable Pay Term Notes” and the Variable Pay Term Notes together with the Class A Notes and the Class B Notes, the “notes”) pursuant to an indenture (the “Indenture” to be dated as of April 1, 2000, between the trust and The Chase Manhattan Bank, as indenture trustee (the “indenture trustee”). The trust also will issue on the Closing Date $43,580,000 aggregate initial principal balance of Class C 7.70% Asset Backed Certificates (the “Class C Certificates”) and $43,580,000 aggregate initial principal balance of Class D 9.00% Asset Backed Certificates (the “Class D Certificates“ and together with the Class C Certificates, the “certificates,” and the certificates together with the notes, the “securities”). The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

       The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission (the “Commission”). A copy of the Indenture will be filed with the Commission following the issuance of the securities. The following summary describes certain terms of the notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the headings “Description of the Notes” and “Certain Information Regarding the Securities” in the prospectus.

Form of Registration

       Each Class of notes will be available in book-entry form only through the facilities of The Depository Trust Company and through Clearstream and the Euroclear System, and investors will not be entitled to receive physical delivery of Definitive Notes except in limited circumstances. The notes are not issuable in bearer form. The notes will be available in minimum denominations of $1,000 and in integral multiples thereof. See “Description of the Notes — The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes” and “Certain Information Regarding the Securities — Book-Entry Registration” in the prospectus.

Payments of Interest on Class A Notes and Variable Pay Term Notes

       General. The “Interest Rate,” the “Targeted Scheduled Distribution Date” and the “Final Scheduled Distribution Date” for each Subclass of the Class A Notes are set forth on the cover page to this prospectus supplement. The Variable Pay Term Note issued on the Closing Date will bear interest at a floating rate equal to one-month LIBOR plus 0.05%, and any additional Variable Pay Term Notes that are issued will bear interest at a floating rate equal to one-month LIBOR plus a spread determined at the time of issuance not to exceed 1.50%.

       Interest payments on all Class A Notes and Variable Pay Term Notes and termination payments under the Interest Rate Swap are pari passu and will be paid ratably based on the principal amount of the Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payment. Interest payments on the Class A Notes and Variable Pay Term Notes are senior to interest payments on the Class B Notes, Class C Certificates and Class D Certificates, and no interest on the Class B Notes, Class C Certificates or Class D Certificates will be paid on any Distribution Date until interest due the Class A Notes and the Variable Pay Term Notes and any payments due and payable to the swap counterparty on such Distribution Date have been paid in full.

       The trust will make interest payments on the Class A Notes and the Variable Pay Term Notes along with any termination payment on the Interest Rate Swap on any Distribution Date from the collections on the receivables deposited into the Collection Account during the preceding Collection Period after payment to the servicer of any unreimbursed advances and from the Reserve Account and the Payahead Account, after the payment of the Servicing Fee and Swap Payment.

       Calculation of Interest. Interest on each Subclass of Class A Notes will accrue during each Interest Period at the applicable interest rate set forth on the cover page of this prospectus supplement and will be payable on each Distribution Date on the outstanding principal balance of each Subclass of Class A Notes as of the preceding Distribution Date, or with respect to the first Distribution Date, on the outstanding balance as of the Closing Date, until such notes are paid in full. Interest on the Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       Interest on the Variable Pay Term Notes will accrue during each Interest Period at the interest rate determined at the time of issuance, and will be payable monthly on each Distribution Date based on their principal balances as of the preceding Distribution Date, or with respect to the first Distribution Date following the date of issuance, from the date set forth in the note. Interest will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year.

       The Trust Will Pay Pro Rata Interest on the Class A Notes, the Variable Pay Term Notes and any Swap Termination Payment if it Does Not Have Enough Funds Available to Pay All such Amounts. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes based on the remaining principal amount of each Subclass; the holders of the Variable Pay Term Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Variable Pay Term Notes based on the remaining principal balance of each Variable Pay Term Note; and the Swap Counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the swap termination payment, if any. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       Event of Default. If the full amount of interest due on the Class A Notes or the Variable Pay Term Notes is not paid by the fifth day following the related Distribution Date, an Event of Default under the Indenture will occur. For a further discussion on Events of Default under the Indenture and payments thereunder, see “Description of the Notes — The Indenture — Events of Default” in the prospectus.

Payments of Principal of Class A Notes and Variable Pay Term Notes

       General. Payments of principal of the Class A Notes and Variable Pay Term Notes will be senior to payments of principal of the Class B Notes and certificates. Payments allocable to principal between the Class A Notes and the Variable Pay Term Notes will be made pursuant to the priority of payments described in this prospectus supplement. No principal payments will be made on a Subclass of Class A Notes at any time, including upon the occurrence and during the continuation of an Event of Default under the Indenture, until all Subclasses of notes having a lower numerical designation have been paid in full.

       On each Distribution Date, the trust will make principal payments on the Variable Pay Term Notes from amounts on deposit in the Principal Distribution Account allocable to the Variable Pay Term Notes. On each Distribution Date which is a Targeted Scheduled Distribution Date, the trust will make principal payments on the Class A Notes from any proceeds of issuance of Variable Pay Term Notes, any amounts on deposit in the Accumulation Account and any amounts on deposit in the Principal Distribution Account allocable to such Class A Notes. On each Distribution Date upon which principal is payable on the Class A Notes the trust will make principal payments on the Class A Notes along with principal payments on any Variable Pay Term Notes pro rata (based on the principal balances of all the outstanding Class A Notes and all the outstanding Variable Pay Term Notes) from amounts on deposit in the Principal Distribution Account. If, on any Distribution Date prior to the Extended Sequential Amortization Period, none of the outstanding Class A Notes have reached or passed their Targeted Scheduled Distribution Date and no Variable Pay Term Notes are outstanding, amounts otherwise allocable to principal payments on that Distribution Date will be deposited into the Accumulation Account. For further discussion of the application of principal, see “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” and “Description of the Notes — The Indenture — Events of Default” in the prospectus.

       Funds in the Reserve Account will not be used to make any payments of principal on a Targeted Scheduled Distribution Date solely for the purpose of paying the principal payment of a Class A Note on its Targeted Scheduled Distribution Date. No payments of principal will be made on the Class B Notes, Class C Certificates or Class D Certificates until the Class A Notes and Variable Pay Term Notes are paid in full.

       Failure to Pay Principal in Full on the Targeted Scheduled Distribution Dates. If any Subclass of Class A Notes is not paid in full on its Targeted Scheduled Distribution Date (as described under “— Variable Pay Term Notes” below), on the Targeted Scheduled Distribution Date and each Distribution Date thereafter, until the earlier of the date such Subclass of Class A Notes is paid in full or the next Targeted Scheduled Distribution Date, amounts on deposit in the Principal Distribution Account will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata, on the basis of the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding, and the portion allocated to the Class A Notes will be applied to such Subclass. If on the next Targeted Scheduled Distribution Date such Subclass of Class A Notes has not been paid in full and the trust is able to issue a Variable Pay Term Note, such Variable Pay Term Note will be issued in an amount sufficient to pay in full both outstanding Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates. If both such Subclasses of Class A Notes are paid in full on such Targeted Scheduled Distribution Date, on each Distribution Date thereafter, until the next Targeted Scheduled Distribution Date, amounts available to make principal payments will be applied to make payments of principal on the outstanding Variable Pay Term Notes.

       If, after application of all payments allocable to principal on a Targeted Scheduled Distribution Date, two Subclasses of Class A Notes remain outstanding after their Targeted Scheduled Distribution Dates, the trust will be prohibited from issuing any additional Variable Pay Term Notes thereafter, and amounts on deposit in the Principal Distribution Account on each Distribution Date will be applied to make payments of principal on the outstanding Class A Notes and the outstanding Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding.

       Payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full. Principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on any later issued Variable Pay Term Notes.

       It is unlikely that there will be sufficient funds to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date if the trust is not able to issue a Variable Pay Term Note on that Targeted Scheduled Distribution Date. See “— Variable Pay Term Notes” below.

       Although failure to pay the full principal amount of a Subclass of Class A Notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date will not result in an Event of Default.

       Final Scheduled Distribution Dates. The outstanding principal balance of each Subclass of Class A Notes and each Variable Pay Term Note will be due and payable in full on its Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of any Subclass of Class A Notes in full may be earlier or later than the applicable Final Scheduled Distribution Date.

Variable Pay Term Notes

       The Variable Pay Term Notes are not being offered by this prospectus supplement. All Variable Pay Term Notes will be privately placed and will bear interest at one-month LIBOR plus a spread which shall not exceed 1.50%.

       On the Closing Date, the trust will issue a Variable Pay Term Note which will receive all payments allocable to principal on the notes and certificates until the earlier of the targeted scheduled distribution date for the Class A-1 Notes or until the Variable Pay Term Note is paid in full.

       The trust will issue additional Variable Pay Term Notes on each Targeted Scheduled Distribution Date and use the proceeds to make payments of principal on the Subclass or Subclasses of Class A Notes that have been targeted for payment on or before that date provided the conditions specified in the paragraph below are satisfied. If these conditions are met, the trust will issue a Variable Pay Term Note in an amount not to exceed the difference between (i) the outstanding principal balance of the Subclass of the Class A Notes targeted for payment and the outstanding principal balance of any other Subclass of Class A Notes which was not paid on its Targeted Scheduled Distribution Date and (ii) the amounts (exclusive of investment earnings) that remain on deposit in the Accumulation Account and Principal Distribution Account, if any, which are allocable to such Subclass or Subclasses of Class A Notes.

       The conditions which must be satisfied for the issuance of an additional Variable Pay Term Note are:

•	both before and after giving effect to the issuance of the Variable Pay Term Note and to the application of such proceeds and any amounts on deposit in the Accumulation Account and in the Principal Distribution Account, the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount must be equal to or greater than the aggregate outstanding balance of the Class A Notes, Variable Pay Term Notes, Class B Notes and Class C Certificates;

•	an Extended Sequential Amortization Period shall not be in effect;

•	the Variable Pay Term Note must be rated “AAA” and “Aaa” by S&P and Moody’s, respectively;

•	the interest rate swap agreement must be in full force and effect with a notional amount equal to the sum of the principal balances of such Variable Pay Term Note and any other outstanding Variable Pay Term Notes;

•	no event of servicing termination shall have occurred and be continuing;

•	no event of default under the indenture shall have occurred and be continuing;

•	the purchase price of the Variable Pay Term Note must be equal to par; and

•	the interest rate on the Variable Pay Term Note must be equal to one-month LIBOR plus a spread not greater than 1.50%.

       Ford Credit, as administrator, has agreed to use reasonable efforts to locate a purchaser for each additional Variable Pay Term Note if the above conditions are met. If the conditions are met and a purchaser has agreed to purchase the Variable Pay Term Note, the trust will issue a Variable Pay Term Note on the targeted scheduled distribution date. No person or entity, however, is obligated to purchase any Variable Pay Term Notes or any interest therein (other than the Variable Pay Term Note issued on the Closing Date). As a result, there can be no assurance that any Variable Pay Term Notes will be sold on any Targeted Scheduled Distribution Date or that the proceeds from any sale of any such Variable Pay Term Notes will be sufficient to pay a Subclass of Class A Notes in full on its Targeted Scheduled Distribution Date. See “Risk Factors — Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates” in this prospectus supplement.

       If, on a Targeted Scheduled Distribution Date for any Subclass of Class A Notes, the seller has a binding agreement with a purchaser for the purchase of a Variable Pay Term Note but the servicer determines that the proceeds from that sale will not be received in time to make payment on the Class A Notes targeted for payment on that targeted scheduled distribution date, the servicer may, in its sole discretion, make a liquidity advance (a “Servicer Liquidity Advance”) to the trust in an amount equal to such proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of the Variable Pay Term Note to the effect that the full amount of the proceeds will be delivered to the trust within two business days of that targeted scheduled distribution date. Servicer Liquidity Advances shall be deposited into the VPTN Proceeds Account. If the servicer makes a Servicer Liquidity Advance, it will be reimbursed for such amount upon receipt by the trust of the purchase price of the Variable Pay Term Note, and will be deemed to be the holder of the Variable Pay Term Note and will be entitled to all payments allocable to the Variable Pay Term Note, including interest, until the purchase price for the interest in the Variable Pay Term Note is received from the purchaser and paid to the servicer. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

Interest Rate Swap

       On the Closing Date, the trust will enter into an interest rate swap (the “Interest Rate Swap”) with Westdeutsche Landesbank Girozentrale, New York Branch, as swap counterparty with an initial notional amount equal to the principal amount of the Variable Pay Term Note issued at closing, to hedge the floating rate interest that will accrue on the Variable Pay Term Notes. The notional amount will increase by the principal amount of any additional Variable Pay Term Notes issued on Targeted Scheduled Distribution Dates and will decrease by any principal payments on the Variable Pay Term Notes. For further discussion of conditions to issuance of the Variable Pay Term Notes, see “— Variable Pay Term Notes” above.

       The information in the next paragraph has been provided by the swap counterparty for use in this prospectus supplement. Except for the next paragraph, the swap counterparty has not prepared and does not accept responsibility for this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of such information.

       Westdeutsche Landesbank Girozentrale (“WestLB”), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. The New York Branch of WestLB (“WestLB New York“) is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. WestLB’s long-term unsecured debt is rated “AA+” by S&P, “Aa1” by Moody’s and “AAA” by Fitch. Upon written request, WestLB will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB’s most recent annual report. Written requests for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

       The trust will not be permitted to issue a Variable Pay Term Note after the Closing Date unless the trust has an interest rate swap in place with a notional amount equal to the principal balance of such Variable Pay Term Note and any outstanding Variable Pay Term Notes.

       Under the Interest Rate Swap the trust will be obligated to pay to the swap counterparty a rate of 7.01% on a notional amount equal to the aggregate outstanding balance of the Variable Pay Term Notes. The swap counterparty will be obligated to pay to the trust one-month LIBOR on the same notional amount. The net amount owed by the trust to the swap counterparty is the “Swap Payment,” and the net amount owed by the swap counterparty to the trust is the “Swap Receipt.”

       The obligations of the trust under the Interest Rate Swap are secured under the Indenture. The obligations of the swap counterparty under the Interest Rate Swap are unsecured. However, in the event the swap counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to the Rating Agencies, the swap counterparty will be obligated, within 30 calendar days of the date on which the swap counterparty’s ratings fall below the required ratings or are withdrawn or suspended, either to (a) post collateral, (b) arrange for a substitute swap counterparty acceptable to the trust to assume the rights and obligations of the swap counterparty under the Interest Rate Swap, or (c) establish other arrangements necessary, if any, to secure its obligations under the Interest Rate Swap, in any case so that the Rating Agencies confirm the ratings of the Class A Notes and Variable Pay Term Notes that were in effect immediately prior to the change in the rating of the swap counterparty.

       Upon the occurrence of any event of default specified in the Interest Rate Swap, the non-defaulting party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under the Interest Rate Swap, the occurrence of certain bankruptcy and insolvency events and the failure of the counterparty to post collateral, assign the Interest Rate Swap to an eligible counterparty or take other remedial action if the counterparty’s ratings fall below the ratings acceptable to the Rating Agencies. Under the terms of the Interest Rate Swap, the non-defaulting party is not obligated to make a termination payment to the defaulting party.

       A termination payment may be payable by the trust or by the swap counterparty upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the notes resulting from a payment default under the Indenture, (3) an acceleration of the notes following a covenant default under the Indenture and the consent by the Controlling Class to a sale by the Indenture trustee for the trust’s assets or (4) the making of an amendment to the Receivables Transfer and Servicing Agreements or to the Indenture that affects the Interest Rate Swap is made without the consent of the swap counterparty, which consent will not be unreasonably withheld.

       In the event the Interest Rate Swap is terminated due to a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap in each case, in accordance with the procedures set forth in the Interest Rate Swap agreement. Any such termination payment could, if market interest rates or other conditions have changed materially, be substantial. For further discussion of termination payments under the Interest Rate Swap see “Risk Factors — Risks Associated with the Interest Rate Swap” in this prospectus supplement.

Payments of Interest on Class B Notes

       Calculation of Interest. Interest on the Class B Notes will accrue for each Interest Period at 7.32% per annum on the outstanding principal balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such Class B Notes are paid in full. Interest on the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For so long as the Class A Notes and Variable Pay Term Notes are the Controlling Class of notes, interest distributions due the Class B Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date plus interest on such amount at the rate of interest on the Class B Notes (to the extent lawful). If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such holders of the Class B Notes) of the aggregate amount available to be distributed in respect of interest on the Class B Notes.

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes and Variable Pay Term Notes. Generally, interest on the Class B Notes will not be paid on any Distribution Date until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payments and interest due on the Class A Notes and the Variable Pay Term Notes have been paid in full. The payment of interest on the Class B Notes will be further subordinated if on any Distribution Date the sum of the Pool Balance and any amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class B Notes will not be paid until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment, interest on the Class A Notes and Variable Pay Term Notes and the First Priority Principal Distribution Amount have been paid in full. In addition, as further described under “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” in this prospectus supplement, interest on the Class B Notes may become further subordinated upon the occurrence of certain Events of Default. For further discussion on the payment of interest on the Class B Notes, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes” in this prospectus supplement.

       Event of Default. If the Class B Notes are the Controlling Class of Notes, failure to pay the full interest due on any class of Class B Notes on any Distribution Date will constitute an Event of Default under the indenture after a five-day grace period. For further discussion of event of defaults under the indenture, see “Description of the Notes — The Indenture — Events of Default” in the prospectus and “— The Indenture — Rights upon Event of Default” below.

Payments of Principal of Class B Notes

       General. Payments of principal of the Class B Notes are subordinate to payments of principal of the Class A Notes and Variable Pay Term Notes, and senior to distributions of principal payments on the Class C Certificates and Class D Certificates.

       Holders of the Class B Notes will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which the Class A Notes and Variable Pay Term Notes have been paid in full. The trust will make principal payments on the Class B Notes from amounts transferred to the Principal Distribution Account from the Collection Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account and from amounts in the Accumulation Account to the extent funds are available after payment in full of the Class A Notes and Variable Pay Term Notes.

       Final Scheduled Distribution Date. The outstanding principal balance of the Class B Notes will be due and payable in full on the applicable Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class B Notes may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

The Indenture

       Rights upon Event of Default. Upon an Event of Default under the indenture holders of the notes will have the rights set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default”, including the right to declare all the notes to be immediately due and payable. The indenture trustee may sell the receivables subject to certain conditions after an Event of Default which has resulted in an acceleration of the notes. The conditions depend upon why the Event of Default occurred. If the Event of Default occurred as a result of a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note, the indenture trustee does not have to obtain any consent of the holders of the notes to sell the receivables.

       In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default” has been satisfied.

       In the event of a sale of the receivables by the indenture trustee following an Event of Default, the holders of the notes and certificates will receive notice and an opportunity to submit a bid in the sale.

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Variable Pay Term Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or more of the Class A Notes, Variable Pay Term Notes and Class B Notes in order that there be separate trustees for each of the Class A Notes, Variable Pay Term Notes and Class B Notes. In general, so long as any amounts remain unpaid with respect to the Class A Notes and Variable Pay Term Notes:

•	only the indenture trustee for the Controlling Class of notes will have the right to exercise remedies under the indenture; and

•	only the holders of the Controlling Class of notes will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, holders of the Class B Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes and Variable Pay Term Notes as described in this prospectus supplement. When the Class A Notes and Variable Pay Term Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

       If the indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.

Optional Redemption

       General. All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance has declined to 10% or less of the aggregate principal balance of the receivables as of the closing date, as otherwise described in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Termination.” The redemption price for the notes outstanding will be equal to —

•	the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

•	interest on any past due interest at the rate of interest on those notes (to the extent lawful).

       Redemption Procedures. Notice of an optional redemption will be given by first-class mail, postage prepaid, mailed not less than 15 Business Days prior to the applicable optional redemption date, to each holder of outstanding notes at such holder’s address in the register maintained by the respective registrar under the Indenture. The trust expects that each of Euroclear, Clearstream and DTC, upon receipt of any notice of optional redemption, will provide prompt notice of such optional redemption to its participants or customers who own an interest in a book-entry note representing any notes to be redeemed in accordance with its customary procedures. The trust expects that any such participants or customers in Euroclear, Clearstream or DTC will provide prompt notice of such optional redemption to owners of an interest in a book-entry note representing any notes to be redeemed through such participants or customers in accordance with the customary procedures of such participants or customers.

       In the event Definitive Notes are issued and called for redemption, the Definitive Notes must be surrendered at the office of any paying agent appointed for the notes under the Indenture in order to receive the redemption price.

Amendments

       The Indenture may be amended under the circumstances described in “Description of the Notes — The Indenture — Modification of Indenture” in the prospectus except that the consent of the swap counterparty is also required for any amendment which affects the Interest Rate Swap, which consent shall not be unreasonably withheld.

DESCRIPTION OF THE CERTIFICATES

       The certificates will be issued in fully registered, certificated form pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. Only the Class C Certificates are offered hereby. The certificates will not be available in bearer form. The Class C Certificates will be available in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof. A copy of the Trust Agreement will be filed with the Securities and Exchange Commission following the issuance of the securities. The following summary describes certain terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth under the headings “Description of the Certificates,” “Certain Information Regarding the Securities” and “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

       General Application of Funds. Except as described below, all payments allocable to the Class C Certificates will be made to the persons in whose names the Class C Certificates are registered at the close of business on the applicable Record Date. As to each holder of a Class C Certificate such distributions will be made by the owner trustee on behalf of the trust by wire transfer in immediately available funds to the account specified by such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided the owner trustee with wiring instructions not later than five Business Days prior to the related Distribution Date, or otherwise by check mailed to such holder. All payments made on the Class C Certificates will be allocated pro rata among the outstanding Class C Certificates based on its percentage interests. The final distribution on any Class C Certificate will be made only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution.

Distributions of Interest Income on Class C Certificates

       Calculation of Interest. Interest on the Class C Certificates will accrue for each Interest Period at 7.70% per annum on the Certificate Balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such certificates are paid in full. The Class C Certificates will constituted Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus. Interest on the Class C Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Until the Class C Certificates are paid in full, interest distributions due the Class C Certificates for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the Class C Certificates (to the extent lawful). If the amount available for interest payments on the Class C Certificates is less than the amount of interest payable to the Class C Certificates on any Distribution Date, each of the holders of the Class C Certificates will receive their ratable share (based upon the total amount of interest due to such holders) of the aggregate amount available to be distributed in respect of interest on the Class C Certificates.

       Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes. Generally, interest on the Class C Certificates will not be paid on any Distribution Date until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment and the interest due on the Class A Notes, the Variable Pay Term Notes and the Class B Notes has been paid in full. The payment of Class C Certificate interest will be further subordinated if on any Distribution Date the sum of the Pool Balance and the amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and

Variable Pay Term Notes. In such case, interest on the Class C Certificates will not be paid until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount have been paid. If the sum of the Pool Balance and the amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes, the Variable Pay Term Notes and the Class B Notes, then interest on the Class C Certificates will not be paid until the Servicing Fee, the Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount have been paid in full. In addition, interest on the Class C Certificates may become further subordinated upon the occurrence of an Event of Default under certain circumstances. For further discussion of payment of interest on the Class C Certificates, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes” and “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” in this prospectus supplement.

Distributions of Principal Payments on Class C Certificates

       Holders of the Class C Certificates will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which all of the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full, in an amount generally equal to the Regular Principal Distribution Amount, after giving effect to any portion of that amount payable to holders of the Class A Notes, the Variable Pay Term Notes and the Class B Notes. The trust will make distributions of principal to the holders of the Class C Certificates from amounts transferred to the Certificate Principal Distribution Account from the Principal Distribution Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account.

       Final Scheduled Distribution Date. The outstanding principal balance of the Class C Certificates will be due and payable in full on their Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class C Certificates may be earlier or later than their Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Optional Prepayment

       If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Pool Balance on the Closing Date, you will receive an amount in respect of your Class C Certificates equal to the sum of:

•	the outstanding Certificate Balance of your Class of certificates together with accrued interest at the rate of interest on that Class of certificates; and

•	interest on any past due interest at the rate of interest on your certificates, to the extent lawful.

       That distribution will cause the early retirement of your certificates. See “Description of the Receivables Transfer and Servicing Agreements — Termination” in the prospectus.

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

       We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements. We have filed forms of the Receivables Transfer and Servicing

Agreements as exhibits to the registration statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. You can find more information about the transfer of the receivables from the seller to the trust on the Closing Date under the sale and servicing agreement in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the prospectus.

Accounts

       Accounts of the Trust. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if Ford Credit’s short-term rating is no longer rated P-1 by Moody’s, A-1 by S&P or F-1 by Fitch. See “Description of the Receivables Transfer and Servicing Agreements — Collections” in the prospectus. The following accounts will be established:

•	the servicer will establish the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Principal Distribution Account in the name of the indenture trustee within the Collection Account on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Certificate Interest Distribution Account in the name of the owner trustee;

•	the servicer will establish the Certificate Principal Distribution Account in the name of the owner trustee;

•	the servicer will establish the VPTN Proceeds Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the Class A Notes;

•	the servicer will establish the Accumulation Account in the name of the indenture trustee on behalf of the holders of the notes and certificates; and

•	the servicer will establish and will maintain the Reserve Account in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty.

       The trust will pledge the Collection Account, the Principal Distribution Account, the Accumulation Account and the Reserve Account to the Indenture Trustee for the benefit of the holders of the notes and the swap counterparty. The VPTN Proceeds Account will be pledged by the trust for the benefit of the holders of the Class A Notes.

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts credited to the Payahead Account are held for the benefit of obligors who have made a payment before its due date and are applied on the due date. The Payahead Account will not be included in the property of the trust.

Servicing Compensation and Expenses

       The servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution

Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See “Description of the Receivables Transfer and Servicing Agreements — Servicing Compensation and Expenses” in the prospectus.

Amendments

       The Receivables Transfer and Servicing Agreements may be amended under the circumstances described in “Description of the Receivables Transfer and Servicing Agreement — Amendment” in the prospectus, except that the consent of the swap counterparty is also required for any amendment which affects the Interest Rate Swap, which consent shall not be unreasonably withheld.

Rights Upon Event of Servicing Termination

       If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) may remove the servicer without the consent of any of the other securityholders.

Waiver of Past Events of Servicing Termination

       If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. Holders of certificates will not have the right to determine whether any Event of Servicing Termination should be waived until all the notes have been paid in full.

Distributions

       Deposits to the Collection Account and Determination of Available Collections. On or before each Distribution Date, the servicer will cause all collections on the receivables, Actuarial Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables,” “— Collections” and “— Actuarial and Simple Interest Advances” in the prospectus. On or before each Distribution Date, the servicer will instruct the indenture trustee to make the following deposits to the Collection Account on such Distribution Date:

(1)	the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account for payment of the Servicing Fee, any Swap Payments, any swap termination payments, any shortfalls in interest payments, any First Priority Principal Distribution Amount or Second Priority Distribution Amount, and any shortfalls in principal amounts on Final Scheduled Distribution Dates, as described below;

(2)	the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account; and

(3)	the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account representing current payments for the related Collection Period;

       The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account as specified in clause (1) above, will be an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date).

       If such Distribution Date is the Final Scheduled Distribution Date for any class or Subclass of notes or certificates, the servicer will instruct the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the excess, if any, of (1) the amount required to pay such class or Subclass of notes or certificates in full over (2) the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account for the amount of the Total Required Payment which exceeds the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and the amount by which the Total Required Payment exceeds the Available Funds for such Distribution Date).

       The Available Collections will be determined on the related Determination Date as described under “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”, “— Payments of Principal of Class B Notes”, and “Description of the Certificates — Distributions of Principal Payments on Class C Certificates” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements — Distributions” in the prospectus.

       Priority of Payments. On each Distribution Date, provided no Event of Default has occurred and is continuing, the servicer will allocate amounts on deposit in the Collection Account and will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account relating to the Collection Period preceding such Distribution Date (including the Swap Receipt, any Advances or Servicer Liquidity Advance made by the Servicer and funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority after payment to the servicer for reimbursement of any Advances:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	any Swap Payment payable under the Interest Rate Swap;

(3)	with the same priority and ratably in accordance with the principal balance of the Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty;

(i)	to the indenture trustee for the holders of the Class A Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued for the related Interest Period on all Subclasses of Class A Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class A Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class A Notes on prior Distribution Dates which has not been paid, plus interest at the applicable Subclass Interest Rate on any such shortfall to the extent permitted by law;

(ii)	to the indenture trustee for the holders of the Variable Pay Term Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued for the related Interest Period on all outstanding Variable Pay Term Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Variable Pay Term Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Variable Pay Term Notes on prior Distribution Dates which has not been paid, plus interest at the applicable Variable Pay Term Note Interest Rates on any such shortfall to the extent permitted by law; and

(iii)	to the swap counterparty, the amount of any swap termination payment;

              provided, that if any amounts allocable to the Class A Notes or Variable Pay Term Notes are not needed to pay interest due on such notes as of such Distribution Date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid

(4)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5)	to the indenture trustee for the holders of the Class B Notes:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class B Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class B Notes on prior Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class B Note Interest Rate to the extent permitted by law;

(6)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(7)	to the Certificate Interest Distribution Account for the holders of the Class C Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Certificates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class C Certificates on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class C Certificates on prior Distribution Dates which remains unpaid, plus interest at the Class C Certificate Interest Rate on any such shortfall to the extent permitted by law;

(8)	to the Certificate Interest Distribution Account for the holders of the Class D Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on the Class D Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class D Certificates on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class D Certificates on prior Distribution Dates which remains unpaid, plus interest at the Class D Certificate Interest Rate on any such shortfall to the extent permitted by law;

(9)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance (calculated after giving effect to all amounts, including pursuant to clause (10) below, deposited to the Principal Distribution Account and then transferred to the Accumulation Account on such date);

(10)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(11)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

       The priority of distributions on the notes and certificates from the Principal Distribution Account is described under “— Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” below.

       Priority of Payments May Change Upon an Event of Default Under the Indenture. Upon the occurrence and continuation of any Event of Default described in the prospectus under “Description of the Notes — The Indenture — Events of Default,” the indenture trustee or the holders of a majority of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

•	Defaults in Payment of Interest and Principal Resulting in Acceleration and Certain Insolvency Events. Following the occurrence and during the continuation of an Event of Default relating to:

(a)	a default in the payment of principal on any note which has resulted in acceleration of the notes;

(b)	a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes; or

(c)	an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes;

the priority of payments changes and the holders of the Class A Notes and the Variable Pay Term Notes must be paid in full (and the Class A Notes and the Variable Pay Term Notes will be paid principal pro rata) and all amounts due to the Swap Counterparty paid in full before any distributions of interest or principal may be made on the Class B Notes and the certificates; the holders of the Class B Notes must be paid in full before any distributions of interest or principal may be made on the certificates; and the holders of the Class C Certificates must be paid in full before any distributions of interest or principal on the Class D Certificates.

•	Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A Notes, the Variable Pay Term Notes and the Class B Notes on each Distribution Date in the manner set forth in “— Priority of Payments,” above, until a liquidation, if any, of the receivables.

•	Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. Following the occurrence of any Event of Default which has resulted in an acceleration of the notes,

the priority of payments changes and the holders of the notes will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default” below and “Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes in this prospectus supplement.

       Interest and Principal Paid in Order of Seniority of Classes Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under “Description of the Notes — The Indenture — Rights upon Event of Default.” Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) interest payments allocable to the Class A Notes and Variable Pay Term Notes and swap termination payments will continue to be paid pro rata based on the principal amount of the Class A Notes and Variable Pay Term Notes and the amount of the swap termination payment but principal payments will be paid to the Class A Notes and Variable Pay Term Notes pro rata, (2) no amounts will be distributed to the holders of the Class B Notes until all interest and principal due on the Class A Notes and the Variable Pay Term Notes and payments due to the Swap Counterparty have been paid in full, (3) no amounts will be distributed to the holders of the Class C Certificates or Class D Certificates until all interest and principal due on the Class B Notes has been paid in full and (4) no amounts will be distributed to the holders of the Class D Certificates until all interest and principal due on the Class C Certificates has been paid in full.

       Servicer will Provide Information to Indenture Trustee. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

•	the amount of aggregate collections on the receivables;

•	the aggregate amount of Liquidated Receivables;

•	the aggregate Advances to be made by the servicer;

•	the amount of Servicer Liquidity Advances, if any; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest and Principal on Subordinate Classes of Notes or Certificates. The principal balances of the notes and certificates are generally expected to be repaid prior to their applicable Final Scheduled Distribution Date. However, if the principal amount of any Subclass of Class A Notes, the Class B Notes or the Class C Certificates is not fully repaid on or prior to its Final Scheduled Distribution Date, any remaining principal balance of that Subclass or Class, as the case may be, will be immediately due on that date, and will be payable before any payments of principal or interest are made to any other Subclass or Class of securities subordinate to such Subclass or Class. Any such failure to pay the principal balance of any Subclass of Class A Notes on its Final Scheduled Distribution Date or to pay the principal balance of the Variable Pay Term Notes in full on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the Class B Notes and certificates. Any such failure to pay the principal balance of the Class B Notes on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the certificates.

       A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the Class A Notes and Variable Pay Term Notes prior to the payment of interest on the Class B Notes or certificates in cases where the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance of the notes and the Yield Supplement Overcollateralization Amount.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes, Variable Pay Term Notes and Class B Notes and the Yield Supplement Overcollateralization Amount, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C Certificates and Class D Certificates.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes and Variable Pay Term Notes and the Yield Supplement Overcollateralization Amounts, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes, the Class C Certificates and the Class D Certificates.

       Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate Classes of notes or certificates on a timely basis:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal and which exceed the Specified Overcollateralization Amount; or

•	delayed collections on the receivables resulting from either:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Priority in Which the Trust Makes Principal Payments on the Notes and Certificates. On each Distribution Date, the servicer shall instruct the indenture trustee to withdraw the funds on deposit in the Principal Distribution Account and, if such Distribution Date is a Targeted Scheduled Distribution Date, any funds on deposit in the Accumulation Account and in the VPTN Proceeds Account and make distributions and payments from those accounts as described below and in the following order of priority:

(1)	FIRST, to the holders of the Class A Notes and Variable Pay Term Notes in reduction of principal until the principal amounts of the outstanding Class A Notes and Variable Pay Term Notes have been paid in full, in accordance with the following:

(A)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes,

                         (i) first,

(a)	from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes are paid in full; and

(b)	from amounts on deposit in the Principal Distribution Account to the holders of the Subclass of Class A Notes, the Class A Percentage of such amounts until the principal amount of the Subclass or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Date have been paid in full;

(ii)	second, from amounts on deposit in the Accumulation Account, if any, to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Date until paid in full; and

(iv)	fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Date;

(B)	On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and is not during a Curable Sequential Amortization Period or an Extended Sequential Amortization Period,

(i)	first, to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes have been paid in full; and

(ii)	second, if any Class A Notes remain outstanding, the remainder, if any, to the Accumulation Account;

(C)	On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and is during a Curable Sequential Amortization Period,

(i)	first,

(a)	from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes have been paid in full;

(b)	from amounts on deposit in the Principal Distribution Account to the holders of the Subclass of Class A Notes which was not paid in full on its Targeted Scheduled Distribution Date, the Class A Percentage of such amounts until the principal amount of such Subclass of Class A Notes has been paid in full; and

(ii)	second, from any remaining amounts on deposit in the Principal Distribution Account, to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Class A Notes are outstanding;

(D)	On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and is during an Extended Sequential Amortization Period,

(i)	from amounts on deposit in the Principal Distribution Account to the holders of all of the outstanding Subclasses of Class A Notes the Class A Percentage of all amounts on deposit in the Principal Distribution Account until the principal amount of all of such outstanding Subclasses of Class A Notes have been paid in full, in the following order of priority:

(a)	to the Class A-1 Notes until paid in full;

(b)	to the Class A-2 Notes until paid in full;

(c)	to the Class A-3 Notes until paid in full;

(d)	to the Class A-4 Notes until paid in full; and

(e)	to the Class A-5 Notes until paid in full;

(ii)	from amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes have been paid in full;

(2)	SECOND, to the holders of the Class B Notes until the principal amount of the outstanding Class B Notes has been paid in full;

(3)	THIRD to the Certificate Principal Distribution Account, until the Certificate Balance of the Class C Certificates has been paid in full;

(4)	FOURTH, to the Certificate Principal Distribution Account, until the Certificate Balance of the Class D Certificates has been paid in full; and

(5)	FIFTH, to the seller, any funds remaining on deposit in the Principal Distribution Account;

provided, in each case, that in the event there are not sufficient funds to pay the principal amount of all notes or certificates within a Subclass or Class having the same priority, principal payments shall be made to each holder within such Subclass or Class on a pro rata basis, and provided, further, all of the Subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full; and provided further if at any time more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before any principal is paid to any Variable Pay Term Note with a later issuance date.

Accumulation Account

       Pursuant to the Receivables Transfer and Servicing Agreements, the servicer will establish the Accumulation Account with the indenture trustee. If on any Distribution Date no Variable Pay Term Notes are outstanding and Class A Notes remain outstanding but no Class A Notes are outstanding for which the Targeted Scheduled Distribution Date has occurred, amounts which would otherwise be allocable to principal payments shall instead be deposited into the Accumulation Account. No funds will be deposited in the Accumulation Account (i) on any Distribution Date after the notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the indenture or (ii) on any Distribution Date after the Class A Notes and Variable Pay Term Notes have been paid in full or (iii) during an Extended Sequential Amortization Period. The Accumulation Account will be an Eligible Deposit Account and amounts on deposit in the Accumulation Account will be invested in Permitted Investments. If a deposit is made into the Accumulation Account, the required balance of the Reserve Account will be increased to compensate in part for any “negative carry” between the interest earned on the Permitted Investments and the interest payable on the notes and certificates and the servicing fee. For a description of the deposits to the Reserve Account, see “— Reserve Account” below.

VPTN Proceeds Account

       The indenture trustee will establish the VPTN Proceeds Account for the benefit of the holders of the Class A Notes. On each date of issuance of a Variable Pay Term Note, the indenture trustee will instruct the purchaser of a Variable Pay Term Note to deposit the purchase price in the VPTN Proceeds Account on or before the corresponding Targeted Scheduled Distribution Date. Any Servicer Liquidity Advances shall also be deposited into the VPTN Proceeds Account. Amounts on deposit in the VPTN Proceeds Account shall be applied to the payment of principal on the related Subclass or Subclasses of Class A Notes sequentially according to their lowest numerical designation until all Class A Notes are paid in full.

Reserve Account

       Pursuant to the Receivables Transfer and Servicing Agreements, the seller will establish the Reserve Account with the indenture trustee. The Reserve Account will be held in the name of the indenture trustee for the benefit of the holders of the notes and certificates. To the extent that amounts on deposit in the Reserve Account are depleted, the holders of the notes and certificates will have no recourse to the assets of the seller or servicer as a source of payment.

       Deposits to the Reserve Account. The Reserve Account will be funded by an initial deposit by the seller on the Closing Date in the amount of $11,500,087.59, which equals 0.50% of the Pool Balance (the “Reserve Initial Deposit” ). On each Distribution Date, the indenture trustee will withdraw funds from the Collection Account to the extent available after payment of the Total Required Payment to the extent necessary to increase the balance in the Reserve Account to the Specified Reserve Balance. See “— Distributions — Priority of Payments” above.

       In addition, if a deposit is to be made into the Accumulation Account on any Distribution Date or was made on any prior Distribution Date, the Specified Reserve Balance will be increased to compensate in part for any negative carry between the interest rates payable on the notes and certificates (and the servicing fee) and the interest rate payable on Permitted Investments in the Accumulation Account in an amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount after giving effect to any withdrawals or deposits on such Distribution Date and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12, and (iii) the weighted average interest rate of the securities (after giving effect to all principal payments on such Distribution Date) minus (one-month LIBOR less 2.50%).

       There is no assurance that these increases in the Specified Reserve Balance will be sufficient to compensate for any negative carry or that there will be sufficient funds to deposit to the Reserve Account in the amount of such increase.

       Withdrawals from the Reserve Account. On each Distribution Date, the indenture trustee will withdraw from amounts on deposit in the Reserve Account, the Reserve Account Excess Amount, if any, and the amount of any shortfall between the Total Required Payment and Available Funds on such Distribution Date. The indenture trustee will withdraw from amounts on deposit in the Reserve Account on the Final Scheduled Distribution Date of any Class or

Subclass of notes or certificates amounts necessary to pay in full such Class or Subclass of securities after giving effect to the Available Funds and any amount withdrawn to pay a shortfall in the Total Required Payment as described in the preceding sentence. At no time, however, will amounts on deposit in the Reserve Account be available to pay principal of the Class A Notes on a Targeted Scheduled Distribution Date except to the extent of the Principal Distribution Amount. See “— Distributions — Deposits to the Collection Account and Determination of Available Collections” above.

       In addition, the indenture trustee will withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts, together with the Available Funds for such Distribution Date, would be sufficient to pay the sum of the Servicing Fee, all Swap Payments, any swap termination payments and principal and interest on all outstanding notes and certificates.

       If the amounts on deposit in the Reserve Account on any Distribution Date, after giving effect to all other deposits, including the deposit described under clause (9) under “— Distributions — Priority of Payments” above, and withdrawals therefrom on such Distribution Date, is greater than the Specified Reserve Balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the Reserve Account Excess Amount to the seller. Upon any such distribution to the seller, neither the holders of the notes nor the holders of the certificates will have any rights in, or claim to, such amounts.

       Investments. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each Rating Agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes or certificates, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Distribution Date and Permitted Investments will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes and certificates; and

•	decrease the likelihood that you will experience losses on your notes or certificates.

       However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the holders of the notes and certificates could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

       After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

       After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

Reports to Securityholders

       On or prior to each Distribution Date, the servicer or administrator will provide (i) to the indenture trustee a statement to be delivered to the holders of the notes and (ii) to the owner trustee a statement to be delivered to the holders of the certificates. Each statement will include, in addition to the information listed in the prospectus, the following information (to the extent applicable) for the related Distribution Date:

(1)	the amount deposited to the Principal Distribution Account, the amount allocable to principal for each Class of notes (and each Subclass of Class A Notes) and certificates, including the amount of principal allocable to the Class A Notes and Variable Pay Term Notes and the Class A Percentage and Variable Pay Term Note Percentage thereof;

(2)	the amount of any withdrawals from or deposits to the Accumulation Account;

(3)	the Yield Supplement Overcollateralization Amount for such Distribution Date;

(4)	the Specified Overcollateralization Amount on such date, before and after giving effect to changes therein on such date; and

(5)	for any Targeted Scheduled Distribution Date, the principal amount of any Variable Pay Term Note to be issued on such date.

FEDERAL INCOME TAX MATTERS

The Class A Notes and Class B Notes

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates. Unless otherwise indicated, this summary deals only with the consequences to the holders of such securities that are U.S. persons, as defined below, who acquired their securities at their original issue price in the original issuance of those securities and who hold these securities as capital assets.

       The summary does not purport to deal with federal income tax consequences applicable to all categories of holders of the Class A Notes, Class B Notes and Class C Certificates, some of which may be subject to special rules. For example, it does not discuss the tax treatment of holders of the notes or certificates that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates.

       The following summary is based upon current provisions of the Code, the Treasury regulations under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax

Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a Class A Note, a Class B Note or a Class C Certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a Class A Note, Class B Note or Class C Certificate who is not a U.S. person.

Scope of the Tax Opinions

       Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Holders of the Notes are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class A Notes or Class B Notes (or the Class A Notes) were treated as equity interests in the trust, the consequences governing the Class C Certificates described under the heading “— Tax Consequences to Holders of Class C Certificates” below would apply to holders of such Notes (or the Class A Notes). In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Holders of the Notes are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of Class C Certificates” below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

       In addition, Special Tax Counsel has prepared or reviewed the statements under the headings “Summary of Terms of the Securities — Tax Status” as they relate to federal income tax matters and “Federal Income Tax Matters” in this prospectus supplement and under the headings “Summary — Tax Status” and “Tax Matters” in the prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Class A Notes, Class B Notes and the Class C Certificates.

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that:

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. Holders of the Class C Certificates and, possibly, the holders of the Class B Notes could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Class A Notes and Class B Notes

       Treatment of the Class A Notes and Class B Notes as Indebtedness. The holders of the Class A Notes and Class B Notes will be deemed to have agreed, by their purchase of the Class A Notes and Class B Notes, to treat their notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and Class B Notes is correct.

       Original Issue Discount. Unless a Class A Note or a Class B Note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the such note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Class A Note or Class B Note and its issue price. A holder of a Class A Note or a Class B Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a Class A Note or a Class B Note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a Class A Note or a Class B Note will be considered to be zero if it is less than a de minimis amount determined as described above.

       However, the amount of any de minimis OID must be included in income as principal payments are received on a Class A Note or a Class B Note, in the proportion that each such payment bears to the original principal amount of the Class A Note or a Class B Note. The issue price of a Class A Note or a Class B Note will generally be the initial offering price at which a substantial amount of the Class A Notes and Class B Notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the holders of Class A Notes and Class B Notes for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the Class A Note or a Class B Note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Class A Note or a Class B Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

       The holder of a Class A Note or a Class B Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Note or a Class B

Note, the sum of the “daily portions” of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). Because it is expected that the Class A Notes will be paid on their Targeted Scheduled Distribution Dates, the trust will take the position that the Class A Notes are not “installment obligations” or obligations that can be accelerated as a result of prepayments on the receivables. Accordingly, OID on each Subclass of Class A Notes, if any, will be accrued assuming that the Targeted Scheduled Distribution Date of each such Subclass is the sole principal payment date for such Subclass. Such OID will generally equal, for any accrual period, the product of the yield to maturity (based on monthly compounding) for such Class and the “adjusted issue price” thereof.

       In the case of an obligation which is prepayable by the borrower, such as the Class B Notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of:

•	the present value of all payments remaining to be made on the Class B Notes as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the Class B Notes; over

•	the adjusted issue price of the Class B Notes at the beginning of the accrual period.

The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the Class B Notes (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period):

•	events which have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

       The effect of this method is to increase the portions of OID required to be included in income by a holder of a Class B Note to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Class B Note to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Class B Notes based on the Prepayment Assumption, no representation is made to holders of Class B Notes that the receivables will be prepaid at that rate or at any other rate.

       An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a Class A Note or a Class B Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Class A Note or a Class B Note in all prior periods, other than qualified stated interest payments.

       A holder of a Class A Note or a Class B Note that acquires such note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Class A Note or a Class B Note which acquires such note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Class A Note or a Class B Note’s issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of:

•	the investor’s adjusted basis in the Class A Note or Class B Note immediately after purchase thereof; over

•	the adjusted issue price of the Class A Note or Class B Note,

and the denominator of which is the excess of

•	all amounts remaining to be paid on the Class A Note or Class B Note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the Class A Note or Class B Note.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Class A Note or a Class B Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on such note using the constant yield method. If a holder of a Class A Note or a Class B Note makes this election, income on the such note will be calculated as though:

•	the issue price of the Class A Note or Class B Note were equal to the holder’s adjusted basis in such note immediately after its acquisition by the holder of such note;

•	the Class A Note or Class B Note were issued on the holder’s acquisition date; and

•	none of the interest payments on the Class A Note or Class B Note were “qualified stated interest.”

       A holder of a Class A Note or a Class B Note may make such an election for a note that has premium or market discount, respectively, only if the holder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The Class A Notes and Class B Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a Class A Note or a Class B Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Class A Notes and Class B Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter:

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

       Generally, the accrued market discount will be the total market discount on the Class A Note or Class B Note multiplied by a fraction, the numerator of which is

•	the number of days the Note Owner held the Class A Note or Class B Note and the denominator of which is

•	the number of days from the date the Note Owner acquired the Class A Note or Class B Note until its maturity date.

       The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Class A Note or a Class B Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Class A Note or a Class B Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

       Amortizable Bond Premium. In general, if a Note Owner purchases a Class A Note or a Class B Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Class A Note or Class B Note. Such Note Owner’s tax basis in the Class A Note or Class B Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Class A Note or a Class B Note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the Class A Note or Class B Note.

       Short-Term Notes. Under the Code, special rules apply to Short-Term Notes. Such Short-Term Notes are treated as issued with “acquisition discount” which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders, including banks, regulated investment companies, dealers in securities and cash basis holders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the holder. In the case of a holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Holders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a holder of Class A Notes or Class B Notes sells a Class A Note or a Class B Note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, and

•	the holder’s adjusted tax basis in the Class A Note or Class B Note.

       The adjusted tax basis of a Class A Note or a Class B Note to a particular holder generally will equal the holder’s cost for such note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to such note and decreased by any bond premium previously amortized and principal payments previously received by such holder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a Class A Note or a Class B Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the holder held such note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A holder of a Class A Note or a Class B Note may generally only use capital losses incurred on sale or disposition of a note to offset the holder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Class A Note or a Class B Note unless:

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all Classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Code Section 881(c)(3)(A);

•	such interest is contingent interest described in Code Section 871(h)(4);

•	the non-U.S. person (who is a holder of a Class A Note or a Class B Note) bears certain relationships to any holder of a certificate.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note or a Class B Note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that:

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a Class A Note or a Class B Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Class A Note or a Class B Note fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Class A Notes and Class B Notes. If the IRS successfully asserted that one or more of the Class A Notes and Class B Notes did not represent debt for federal income tax purposes, the Class A Notes and Class B Notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Class A Notes and Class B Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to holders of Class A Notes and Class B Notes that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Tax Consequences to Holders of Class C Certificates

       Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the holders of the certificates will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the holders of the certificates, and the Class A Notes, Variable Pay Term Notes and Class B Notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

       A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to holders of the certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

       Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each holder of a certificate will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the receivables and any income earned on any notional principal contracts. The trust’s deductions will consist primarily of interest accruing on the notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

       The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the trust agreement, the holders of the certificates will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a holder of a certificate as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the holders of each Class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of:

•	an amount equivalent to interest that accrues on such Class of certificates for such interest period based on the rate of interest on that Class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such Class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such Class of certificates over their initial issue price.

       All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

       Except as set forth below, losses and deductions generally will not be allocated to the holders of the certificates except to the extent the holders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to holders of the certificates could be characterized as capital losses, and the holders of the certificates generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a holder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

       Although the allocation of gross income to holders of the certificates described above if the holders are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that holders of the certificates be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to holders of the certificates, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

       We believe that allocating partnership income on the foregoing basis should comport with the holder’s economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of the certificates. Moreover, under the foregoing method of allocation, holders of each Class of certificates may be allocated income equal to the amount of interest accruing on such Class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and such holders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all holders but holders may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

       Holders of certificates will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the holders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

       All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

       Limitations on Losses and Deductions. In the event that losses or deductions are allocated to holders of certificates in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the Code, any loss allocated to a holder of a certificate who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a holder would be “portfolio income.” Moreover, any losses allocated to a holder of a certificate may be capital losses.

       In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual holder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash which the holder is entitled to receive over the life of the trust.

       The trust intends to make all tax calculations relating to income and allocations to holders of the certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of the certificates

       Discount and Premium. It is believed that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

       If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of the certificates.

       Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

       Distributions to Holders of the Certificates. Holders of certificates generally will not recognize gain or loss with respect to distributions from the trust. A holder of a certificate will, however:

•	recognize gain to the extent any money distributed exceeds the holder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the holder’s interest in the trust if the trust only distributes money to the holder and the amount distributed is less than the holder’s adjusted basis in the certificates.

       Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the Class A Notes and Class B Notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

       Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

       If a holder of a certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

       Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the holders of the Certificates. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

       Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit (loss), the purchasing holder will have a higher (lower) basis in the certificates than the selling holder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, holders of certificates might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

       Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each holder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner:

(A)	the name, address and federal taxpayer identification number of such person;

(B)	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(C)	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

       In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

       The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each holder of a certificate. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those holders not receiving notice from, the IRS, and to represent the holders of the certificates in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of the certificates, and while the holders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such holders of the certificates will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all holders of certificates with a less than a 1 percent interest in the trust (except for any group of such holders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or holders of certificates who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a holder of a certificate under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each holder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

       Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to a “backup” withholding tax of 31% unless, in general, the holder of the certificate fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.

       No Non-U.S. Persons. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include holders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the trust and the seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of Class A Notes and Class B Notes holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Treasury regulations provide that as of January 1, 2001, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8 that has replaced the former versions of Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of Class A Notes and Class B Notes who have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8 with such party before the earlier of (i) the expiration of the Form W-8, Form 1001, or Form 4224 currently on file, (ii) a change in circumstances that makes any of the information on the currently filed former version of Form W-8, Form 1001, or Form 4224 incorrect, or (iii) December 31, 2000. Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

       Exemption for non-U.S. Persons (Former Form W-8). Beneficial owners of Class A Notes and Class B Notes that are non-U.S. persons can obtain a complete exemption from the withholding tax if they currently have a signed and valid former version of the Form W-8 on file with the appropriate party (as described above). If the information shown on Form W-8 changes, a new unified Form W-8 must be filed within 30 days of such change.

       Exemption for non-U.S. Persons with effectively connected income (Former Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax if it has a valid former version of Form 4224 on file with the appropriate party (as discussed above).

       Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Former Form 1001). Non-U.S. persons that are beneficial owners of Class A Notes and Class B Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) if they have a valid current version of the Form 1001 on file with the correct party (as discussed above). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively has a valid current version of Form W-8 on file with the appropriate party (as described above).

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       Exemption for all non-U.S. Persons with no valid current version of Form W-8, Form 1001, or Form 4224 on file (Form W-8). Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Class A Note or a Class B Note files by submitting the new unified Form W-8 to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8 is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the Class A Notes and Class B Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Class A Notes and Class B Notes.

STATE TAX MATTERS

       Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of Class A Notes, Class B Notes and Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Holders of the Class A Notes, Class B Notes and Class C Certificates are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of Class A Notes, Class B Notes and Class C Certificates.

Michigan Tax Consequences

       The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes

       Michigan Tax Counsel will deliver his opinion that, assuming the Class A Notes and Class B Notes will be treated as debt for federal income tax purposes, the Class A Notes and Class B Notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, holders of Class A Notes and Class B Notes not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of Class A Notes and Class B Notes. However, a holder of Class A Notes and Class B Notes already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of Class A Notes and Class B Notes. However, in the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the certificates described under the heading “— Michigan Tax Consequences With Respect to the Class C Certificates”, below, would apply to the holders of the Class B Notes.

Michigan Tax Consequences With Respect to the Class C Certificates

       Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to holders of certificates). The holders of certificates also should not be subject to the Michigan Single Business Tax on income received through the partnership.

       Individual holders of certificates that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.3% (such rate as set for the year 2000) on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A holder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the certificates, solely because of the holder’s ownership of the certificates.

       If the certificates are instead treated as ownership interests in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to holders of the certificates). A holder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A NOTES, CLASS B NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Notes

       The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “Equity Interests” for purposes of the Plan Assets Regulation because the notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters” in this prospectus supplement); and

•	should not be deemed to have any “substantial equity features.”

       However, the acquisition and holding of the notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any holder of a certificate or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

The Class C Certificates

       The issuer intends to limit equity ownership in the Class C Certificates (and each other class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that Class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other Class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that:

•	such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code; and

•	such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

       In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each investor in the Class C Certificates will be required to represent and certify that it either:

•	is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

•	is an insurance company using the assets of its general account under the limitations described above.

       For additional information regarding treatment of the Class C Certificates under ERISA, see “ERISA Considerations” in the prospectus.

Special Considerations Applicable to Insurance Company General Accounts

       Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes set forth opposite its name below:

	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of
Class A Notes	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Underwriter	Notes	Notes	Notes	Notes	Notes

Credit Suisse First Boston Corporation	$94,000,000	$80,000,000	$65,500,000	$53,000,000	$37,880,000

Goldman, Sachs & Co.	94,000,000	77,000,000	64,000,000	49,000,000	36,000,000

J.P. Morgan Securities Inc.	94,000,000	77,000,000	64,000,000	49,000,000	36,000,000

Morgan Stanley & Co. Incorporated	94,000,000	77,000,000	64,000,000	49,000,000	36,000,000

Salomon Smith Barney Inc.	94,000,000	77,000,000	64,000,000	49,000,000	36,000,000

Total	$470,000,000	$388,000,000	$321,500,000	$249,000,000	$181,880,000

       The seller has been advised by the underwriters of the Class A Notes that they propose initially to offer the Class A Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class A Notes, the public offering prices may change.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter named below, and such underwriter has agreed to purchase, the initial principal amount of the Class B Notes and the Class C Certificates set forth below opposite its name.

	Principal	Principal
	Amount of	Amount of
	Class B	Class C
Class B Note / Class C Certificate Underwriter	Notes	Certificates

Credit Suisse First Boston Corporation	$76,260,000	$43,580,000

Total	$76,260,000	$43,580,000

       The seller has agreed to cause the trust to sell to FCAR Owner Trust and FCAR Owner Trust has agreed to purchase the Variable Pay Term Note issued on the Closing Date.

       The seller has been advised by the underwriter of the Class B Notes and the Class C Certificates that it proposes initially to offer the Class B Notes and the Class C Certificates to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class B Notes and the Class C Certificates, the public offering prices may change.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

		Net
	Underwriting	Proceeds	Selling
	Discount and	to the	Concessions	Reallowance
	Commissions	Seller(1)(2)	not to exceed	not to exceed

Class A-1 Notes	0.1000%	99.896560%	0.0600%	0.050%

Class A-2 Notes	0.1750%	99.823964%	0.1000%	0.060%

Class A-3 Notes	0.1900%	99.804759%	0.1100%	0.075%

Class A-4 Notes	0.2100%	99.786229%	0.1200%	0.075%

Class A-5 Notes	0.2300%	99.748068%	0.1300%	0.090%

Class B Notes	0.3500%	99.643879%	0.2100%	0.090%

Class C Certificates	0.3500%	99.623450%	0.2100%	0.125%

Total for the Offered Notes and Class C Certificates	$3,120,514.00	$1,726,996,930.43

(1)	Plus accrued interest, if any, from April 20, 2000.

(2)	Before deducting other expenses estimated at $1,250,000.

       Until the distribution of the Class A Notes, Class B Notes and Class C Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes, the Class B Notes and the Class C Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Notes, the Class B Notes and the Class C Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Notes, the Class B and the Class C Certificates.

       If the underwriters create a short position in the Class A Notes, Class B Notes or Class C Certificates in connection with this offering (i.e., they sell more Class A Notes, Class B Notes or

Class C Certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing the Class A Notes, the Class B Notes or Class C Certificates, as the case may be, in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase the Class A Notes, the Class B Notes or Class C Certificates in the open market to reduce the underwriters’ short position or to stabilize the price of such Class A Notes, Class B Notes or Class C Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Class A Notes, Class B Notes or Class C Certificates, as the case may be, as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes, Class B Notes or the Class C Certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

       The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

       The indenture trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account and the Reserve Account in investments acquired from or issued by the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

       The closings of the sale of each Class of the notes and the certificates on the Closing Date are conditioned on the closing of the sale of each other Class of notes and certificates.

       Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the notes and Class C Certificates will be passed upon for the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer. Certain legal matters relating to the notes and Class C Certificates will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS

       “ABS” means the Absolute Prepayment Model which we use to measure prepayments on the receivables.

       “Accumulation Account” means the account which the servicer will establish in the name of the Indenture trustee into which the trust will deposit amounts allocable to principal of the notes and certificates on any Distribution Date other than a Targeted Scheduled Distribution Date if Class A Notes are outstanding, no Extended Sequential Amortization Period is in effect, all previously issued Variable Pay Term Notes have been paid in full and no event of default has occurred and is continuing.

       “Available Collections” for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Distribution Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period;

•	any investment earnings from amounts in the Accumulation Account which have been invested in Permitted Investments; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the initial Cut-off Date or any subsequent Cut-off Date.

       The Available Collections on any Distribution Date will exclude the following:

•	amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

•	amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;

•	amounts constituting the Supplemental Servicing Fee; and

•	proceeds from the issuance of any Variable Pay Term Notes.

       “Available Funds” for a Distribution Date shall be the sum of (i) the Available Collections, (ii) the Reserve Account Excess Amount, (iii) any Swap Receipt and (iv) any swap termination payments paid by the Swap Counterparty.

       “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Certificate Balance” means:

•	with respect to the Class C Certificates, initially, $43,580,000 and, thereafter, means the initial Certificate Balance of the Class C Certificates, reduced by all amounts allocable to principal previously distributed to the holders of the Class C Certificates; and

•	with respect to the Class D Certificates, initially, $43,580,000 and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to holders of the Class D Certificates.

       “certificates” means the Class C Certificates and the Class D Certificates.

       “Certificate Interest Distribution Account” means the interest payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Certificate Principal Distribution Account” means the principal payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Certificate Registrar” means, initially, the owner trustee.

       “Class A Percentage” means, for a Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Term Notes, in each case at the close of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

       “Clearstream” means Clearstream Banking Luxembourg S.A., formerly known as Cedelbank.

       “Closing Date” means April 20, 2000.

       “Code” means the Internal Revenue Code of 1986, as amended.

       “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       “Collection Period” means, with respect to the first Distribution Date, the calendar month ending on April 30, 2000, and with respect to each subsequent Distribution date, the calendar month preceding the calendar month in which a Distribution Date occurs.

       “Controlling Class” shall not have the meaning in the prospectus and shall mean the outstanding Class A Notes and the outstanding Variable Pay Term Notes as long as any Class A Notes or Variable Pay Term Notes are outstanding, and thereafter the Class B Notes as long as any Class B Notes are outstanding, and thereafter the Class C Certificates as long as any

Class C Certificates are outstanding (in all cases excluding notes held by FCAR Owner Trust, the seller and the servicer or their affiliates).

       “Corporate Trust Office” with respect to the initial Registrar, is 450 West 33rd Street, New York, New York 10001 and, with respect to the initial Certificate Registrar, 101 Barclay Street, New York, New York 10286.

       “Curable Sequential Amortization Commencement Date” means any Targeted Scheduled Distribution Date on which the related Subclass of Class A Notes is not paid in full, provided that no other Subclass of Class A Notes remains outstanding after its Targeted Scheduled Distribution Date.

       “Curable Sequential Amortization Period” shall mean the period commencing on a Curable Sequential Amortization Commencement Date and ending on the earlier of (i) the date when the related Subclass of Class A Notes has been paid in full and (ii) the next succeeding Targeted Scheduled Distribution Date after giving effect to the amounts payable on such Targeted Scheduled Distribution Date.

       “Cut-Off Date” means the date as of which the seller will transfer the Receivables to the trust, which is April 1, 2000.

       “Delaware trustee” means The Bank of New York (Delaware), a Delaware banking corporation as Delaware trustee under the trust agreement.

       “Distribution Date” means the date on which the trust will make payments on the notes and certificates, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day, commencing May 15, 2000.

       “Extended Sequential Amortization Commencement Date”  means the Targeted Scheduled Distribution Date on which two related Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Dates have not paid in full after giving effect to all payments allocable to principal on such Targeted Scheduled Distribution Date.

       “Extended Sequential Amortization Period” shall mean the period commencing on a Extended Sequential Amortization Commencement Date and ending on the Distribution Date on which the Class A-5 Notes and Variable Pay Term Notes are paid in full.

       “Final Scheduled Distribution Date” for each Class of notes and certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

       “First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to: (SN – AA) — (PB – YSOA).

             Where:

SN	=	the aggregate of the outstanding principal balances of the Class A Notes and Variable Pay Term Notes as of the preceding Distribution Date, after giving effect to any principal payments made on the Class A Notes or Variable Pay Term Notes on such preceding Distribution Date;
AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;
PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date; and
YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Distribution Date.

       Provided, however that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

•	the First Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date of the Variable Pay Term Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of all Variable Pay Term Notes to zero.

       “Fitch” means Fitch IBCA, Inc.

       “Indenture trustee” means The Chase Manhattan Bank, a New York banking company, as indenture trustee, under the indenture.

       “Index Maturity” means, with respect to the Variable Pay Term Notes, one month.

       “Interest Period” means:

       for the Class A Notes, Class B Notes, Class C Certificates and Class D Certificates,

•	in the case of the first Distribution Date, the period from and including the Closing Date to but excluding May 15, 2000; and

•	for any other Distribution Date, the period from the 15th day of the previous month to the 15th day of the current month.

       for Variable Pay Term Notes,

•	in the case of the first Distribution Date following the issuance of the related Variable Pay Term Note, the period from and including the issuance date to but excluding such Distribution Date; and

•	for any other Distribution Date, the period from and including the previous Distribution Date to but excluding such Distribution Date.

       “Interest Rate” means, (i) with respect to any Subclass of the Class A Notes, any Class B Notes, any Class C Certificates or any Class D Certificates, the rates set forth on the cover page of this prospectus supplement, and (ii) with respect to any Variable Pay Term Note, LIBOR plus the corresponding Spread determined at the time of issuance.

       “Interest Rate Swap” has the meaning as set forth on page S-42 in this prospectus supplement.

       “Interest Reset Date” means the first day of the applicable Interest Period.

       “IRS” means the Internal Revenue Service.

       “Michigan Tax Counsel” means Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer.

       “Moody’s” means Moody’s Investors Service, Inc.

       “notes” means the Class A Notes, the Variable Pay Term Notes and the Class B Notes, collectively.

       “OID” means original issue discount.

       “OID Regulations” means the Treasury regulations governing OID.

       “owner trustee” means The Bank of New York, a New York banking corporation.

       “Payahead Account” is an account which the servicer will establish in the name of the Indenture Trustee into which it will deposit Payaheads.

       “Pool Balance” means the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cut-off Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, for such Collection Period and all Realized Losses during such Collection Period.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the servicer entitled the “Principal Distribution Account” into which the Principal Distribution Amount shall be deposited and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

       “Rating Agencies” means Fitch, S&P and Moody’s.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Transfer and Servicing Agreements” means collectively the purchase agreement under which Ford Credit will sell receivables to the seller, the Receivables Transfer and Servicing Agreements under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, the trust agreement under which the trust will be created and certificates will be issued and the administration agreement under which Ford Credit will undertake certain administrative duties.

       “Record Date” with respect to any Distribution Date means:

•	with respect to the notes, the day immediately preceding the Distribution Date; and

•	with respect to the certificates, the last day of the month preceding the Distribution Date.

       “Registrar” means, initially, the indenture trustee.

       “Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                   (OS — AA — (PB — [SOA + YSOA])) — (FPDA + SPDA)

             Where:

OS =	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date (after giving effect to any principal payments to be made on the securities on such preceding Distribution Date) or the Closing Date, as the case may be;

AA =	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date after giving effect to all principal payments on such preceding Distribution Date;

PB =	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

SOA =	the Specified Overcollateralization Amount with respect to such Distribution Date;

YSOA =	the Yield Supplement Overcollateralization Amount;

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; and

SPDA =	the Second Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

provided, however, that the Regular Principal Distribution Amount:

•	shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date, after giving effect to any principal payments made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

•	on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Certificates to zero; and

•	on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       “Reserve Account” means the account which the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

       “Reserve Account Excess Amount”, with respect to any Distribution Date, means an amount equal to the excess, if any, of:

•	the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution Date, over

•	the Specified Reserve Balance with respect to that Distribution Date.

       “Reserve Initial Deposit” has the meaning as set forth on page S-58 in this prospectus supplement.

       “S & P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

       “Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                   (N — AA — (PB — YSOA)) — FPDA

             Where:

N =	the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding Distribution Date);

AA =	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;

PB =	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

YSOA = the Yield Supplement Overcollateralization Amount; and

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

provided, however, that:

•	the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date (after giving effect to any principal payments to be made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Securities” mean the notes and Certificates.

       “Securities Act” means the Securities Act of 1933, as amended.

       “Sequential Amortization Commencement Date” means either a Curable Sequential Amortization Commencement Date or an Extended Sequential Amortization Commencement Date.

       “Sequential Amortization Period” means either a Curable Sequential Amortization Period or an Extended Sequential Amortization Period.

       “Servicer Fee” means the Servicing Fee together with the Supplemental Servicing Fee.

       “Servicing Fee” means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Servicer Liquidity Advance” has the meaning as set forth on page S-42 in this prospectus supplement.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Distribution Date, the greatest of:

•	$11,500,087.59;

•	1.00% of the Pool Balance at the end of the Collection Period preceding that Distribution Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the securities on such preceding Distribution Date).

       “Specified Overcollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of:

•	the Specified Credit Enhancement Amount with respect to such Distribution Date, over

•	the Specified Reserve Balance with respect to such Distribution Date.

       “Specified Reserve Balance” means the lesser of:

•	$11,500,087.59; and

•	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date, after giving effect to any principal payments made on the securities on such preceding Distribution Date.

plus, in each case, if amounts remain on deposit in the Accumulation Account after giving effect to all deposits and withdrawals on such Distribution Date, an additional amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12, and (iii) the weighted average interest rate of the outstanding securities on such date (after giving effect to all principal payments on such date) minus (one-month LIBOR less 2.50%).

       “Subclass” shall mean any subclass of Class A Notes, including the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account and the Payahead Account during the Collection Period.

       “Swap Payment” has the meaning as set forth on page S-43 in this prospectus supplement.

       “Swap Receipt” has the meaning as set forth on page S-43 in this prospectus supplement.

       “Targeted Scheduled Distribution Date” for each Subclass of Class A Notes has the meaning as set forth on the cover page of this prospectus supplement or, if such date is not a Business day, the next succeeding Business Day.

       “Total Required Payment” means, on any Distribution Date, the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

•	all interest payable on the Class C Certificates, including any accrued interest and interest on accrued interest; and

•	all interest payable on the Class D Certificates, including any accrued interest and interest on accrued interest;

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest thereon;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

•	all interest payable on the Class C Certificates, including any accrued interest thereon; and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       “Treasury regulations” means the regulations promulgated by the United States Treasury Department under the United States Internal Revenue Code of 1986.

       “Trust Accounts” means the Collection Account, the Reserve Account, the Accumulation Account, the VPTN Proceeds Account and the Principal Distribution Account.

       “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

       “Variable Pay Term Note Percentage” means, for any Distribution Date, 100% minus the Class A Percentage for that Distribution Date.

       “VPTN Proceeds Account” is an account which the servicer will establish into which the proceeds of issuance of the Variable Pay Term Notes and any Servicer Liquidity Advances will be deposited for application thereafter to the payment of principal of one or more Subclasses of Class A Notes on Targeted Scheduled Distribution Dates.

       “Yield Supplement Overcollateralization Amount” means, with respect to any Distribution Date, the amount specified below with respect to such Distribution Date:

Closing Date	$121,170,102.67	September 2002	20,309,112.14

May 2000	116,242,099.61	October 2002	18,451,250.38

June 2000	111,408,322.23	November 2002	16,698,779.14

July 2000	106,670,042.08	December 2002	15,050,934.30

August 2000	102,028,522.70	January 2003	13,506,120.72

September 2000	97,484,996.56	February 2003	12,061,510.13

October 2000	93,040,710.73	March 2003	10,713,729.14

November 2000	88,696,919.62	April 2003	9,462,483.65

December 2000	84,454,903.33	May 2003	8,307,095.09

January 2001	80,315,942.43	June 2003	7,246,474.23

February 2001	76,281,245.88	July 2003	6,278,676.62

March 2001	72,352,002.70	August 2003	5,401,073.67

April 2001	68,529,479.86	September 2003	4,609,122.23

May 2001	64,814,961.47	October 2003	3,897,664.62

June 2001	61,209,728.23	November 2003	3,260,814.25

July 2001	57,714,564.82	December 2003	2,692,579.12

August 2001	54,329,901.57	January 2004	2,188,507.53

September 2001	51,055,590.45	February 2004	1,745,013.86

October 2001	47,891,149.04	March 2004	1,358,829.50

November 2001	44,836,383.62	April 2004	1,028,701.36

December 2001	41,891,214.16	May 2004	752,451.98

January 2002	39,055,839.37	June 2004	527,418.36

February 2002	36,330,088.02	July 2004	350,265.82

March 2002	33,713,695.34	August 2004	217,581.11

April 2002	31,206,887.74	September 2004	123,498.93

May 2002	28,809,820.05	October 2004	61,544.37

June 2002	26,522,515.50	November 2004	24,847.84

July 2002	24,343,907.74	December 2004	6,267.46

August 2002	22,273,072.67	January 2005	60.81

       The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of:

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable; over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 10.0%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

ANNEX I

FORM OF INVESTMENT LETTER — CLASS C CERTIFICATES

[Date]

Ford Credit Auto Owner Trust 2000-B,

  as Issuer
The Bank of New York,
  as Owner Trustee and as Certificate Registrar
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

       In connection with our proposed purchase of the Class C 7.70% Asset Backed Certificates (the “Certificates”) of Ford Credit Auto Owner Trust 2000-B (the “Issuer”), a trust formed by Ford Credit Auto Receivables Two L.P. (the “Depositor” or “Seller”), we confirm that:

       1.  We are either:

       (a)  not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue tax code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing “plan assets” of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

       (b)  an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned’s initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

       2.  We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the

I-1

trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

       3.  We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a “Transfer”) of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a “Void Transfer”), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

       4.  We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

       You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Name:
Title:

Securities To Be Purchased:

$          principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

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Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page 9 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates will represent interests in or obligations of the trust only and will not represent interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

(FORD LOGO)

Ford Credit Auto Trusts

Asset Backed Notes

Asset Backed Certificates

Ford Credit Auto Receivables Two L.P.	Ford Motor Credit Company
Seller	Servicer

The trusts —

•	may periodically issue asset-backed notes and certificates in one or more classes; and

•	will own —

—	receivables in a portfolio of motor vehicle retail installment sale contracts;

—	collections on the receivables;

—	security interests in the vehicles securing those receivables;

—	funds in the accounts of the trust; and

—	any enhancements issued.

The notes —

•	will represent obligations of a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will include one or more classes of notes.

The certificates —

•	will represent beneficial interests in a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will include one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2000

TABLE OF CONTENTS

Overview of the Information in this Prospectus and the Prospectus Supplement	3

Summary	4

Risk Factors	9

The Trusts	15

The Receivables	15

The Trustee	16

Ford Credit	16

PRIMUS	17

The Receivables Pools	17

Property of the Trusts	17

Origination	17

Underwriting	17

Subvention	18

Servicing and Collections	18

Repossession and Write-offs	18

Criteria for Selecting the Receivables	19

Simple Interest Receivables	19

Actuarial Receivables	20

Final Payment Receivables	20

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement	20

Maturity and Prepayment Considerations	20

Use of Proceeds	21

The Seller and the General Partner	21

Description of the Seller and the General Partner	21

Insolvency of the Seller or the General Partner May Result in Consolidation of Their Assets with the Trust	22

Trust Assets May be Adversely Affected if Sale of Receivables to the Seller Were Treated as a Loan	22

Description of the Notes	23

The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes	23

Principal and Interest on the Notes	24

The Indenture	25

The Indenture Trustee	30

Description of the Certificates	30

The Trusts Might Not Issue Physical Certificates Representing Certificates	31

Distributions of Principal and Interest	31

List of Certificateholders	32

Certain Information Regarding the Securities	32

Fixed Rate Securities	32

Floating Rate Securities	32

Physical Securities	34

Book-Entry Registration	34

Reports to Securityholders	39

Description of the Receivables Transfer and Servicing Agreements	40

Sale and Assignment of Receivables	41

Accounts	42

Servicing Procedures	43

Collections	43

Actuarial and Simple Interest Advances	44

Servicing Compensation and Expenses	44

Distributions	45

Credit and Cash Flow Enhancement	45

Net Deposits	46

Statements to Trustees and Trusts	46

Evidence as to Compliance	47

Certain Matters Regarding the Servicer	47

Events of Servicing Termination	48

Rights Upon Event of Servicing Termination	48

Waiver of Past Events of Servicing Termination	49

Amendment	49

Insolvency Event or Dissolution	49

Payment of Notes	49

Termination	50

Administration Agreement	50

Some Important Legal Issues Relating to the Receivables	50

Security Interests in Vehicles	50

Repossession	52

Notice of Sale; Cure Rights	52

Deficiency Judgments and Excess Proceeds	52

Consumer Protection Laws	53

Other Limitations	54

Transfers of Vehicles	54

Tax Matters	54

Scope of the Tax Opinions	55

ERISA Considerations	55

Prohibited Transaction Considerations	55

Investment in Notes	56

Investment in Certificates	56

Special Considerations Applicable to Insurance Company General Accounts	57

Plans Not Subject to ERISA or the Tax Code	57

General Investment Considerations	57

Plan of Distribution	58

Legal Opinions	58

Where You Can Find More Information	59

Incorporation of Certain Documents by Reference	59

Glossary of Terms in the Prospectus	60

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes and certificates to be issued by the trusts, some of which may not apply to a particular trust.

The related prospectus supplement will describe the specific terms of the trust, including:

•	the timing and amount of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement for each offered Class;

•	credit ratings; and

•	the method for selling the securities.

You should rely only on information on the notes and certificates provided in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections which provide the information in abbreviated form, followed by a more complete description. The introductory sections are:

•	Summary — gives an overview of the terms which the securities may have.

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a glossary of the defined terms that appear in this document under the caption “Glossary of Terms for Prospectus” beginning on page 61 in this prospectus.

SUMMARY

       The following summary is a short description of the information contained elsewhere in this prospectus. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be a Delaware business trust or a common law trust created by a trust agreement between the seller and the trustee.

The Seller

Ford Credit Auto Receivables Two L.P., a Delaware limited partnership.

The Servicer

Ford Motor Credit Company, a Delaware corporation.

The Trustees

Each prospectus supplement will specify —

•	the trustee(s) of the trust; and

•	the indenture trustee relating to the notes.

The Notes

Each trust will issue one or more Classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

Some of the notes issued by each trust may not be offered to the public. Each prospectus supplement will specify the Class or Classes of notes that are being offered.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Notes

For each Class of notes, the prospectus supplement will state —

•	the principal amount;

•	either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable;

•	the final scheduled distribution date; and

•	any other payment terms.

The Certificates

Each trust may issue one or more Classes of certificates. The certificates will be governed by a trust agreement.

Some of the certificates in any trust may not be offered to the public. Each prospectus supplement will specify the Class or Classes of certificates that are being offered by it.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Certificates

For each Class of certificates, the prospectus supplement will state —

•	the certificate balance;

•	the rate of interest or the method of determining the rate of interest. The rate of interest on the certificates may be fixed, variable or adjustable;

•	the final scheduled distribution date; and

•	any other payment terms.

Subordination to Notes

Distributions on the certificates will be subordinated to payments on the notes to the extent described in the related prospectus supplement.

Optional Redemption

The servicer has the option to purchase the receivables of each trust on any payment date on which the aggregate principal balance of the receivables declines to 10% or less of the balance of the receivables on the closing date, and, upon the purchase, the notes and the certificates will be prepaid in full.

A Trust May Issue Multiple Classes With Different Characteristics

Each trust may issue more than one Class of notes and certificates. In these cases, the characteristics of the securities issued by the trust may differ from one another. Some of these characteristics are:

•	rate at which interest accrues (if at all);

•	whether the interest rate is fixed, variable or adjustable;

•	timing and/or frequency of interest payments;

•	amount of payments of interest and principal;

•	priority of interest and principal payments relative to the other Classes;

•	whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events;

•	whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and

•	allocations of losses on the receivables.

Any differences in characteristics will be specified in the prospectus supplement.

Residual Payment Securities May Be Issued

A trust might issue one or more Classes of notes or certificates entitled to all or some of the remaining payments of principal and interest on the related receivables after the trust has made all other payments it is required to make.

Strip Securities May Be Issued

A trust might issue one or more Classes of notes or certificates providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including —

•	distributions of interest with no or only a nominal distribution of principal; or

•	distributions of principal with no or only a nominal distribution of interest.

Physical Securities Might Not Be Issued

The notes are available only in book-entry form. Each investor’s interest in the notes would be represented through an agent, rather than by a physical note held by the investor. A trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

For a more detailed description of the events under which physical notes will be issued, see “Certain Information Regarding the Securities — Definitive Securities.”

The Receivables and Other Trust Property

The receivables supporting the securities of each trust will consist of a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks and other property, including:

•	the rights to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	various accounts and the proceeds thereof; and

•	any proceeds from claims on various related insurance policies.

Various motor vehicle dealers will have originated the receivables and sold them to Ford Credit or to PRIMUS (which immediately assigned them to Ford Credit), and Ford Credit will in turn sell them to the seller. A receivables purchase agreement will govern the sale of the receivables by Ford Credit to the seller and will specify eligibility criteria for the receivables.

The seller will transfer the receivables to the trust on the closing date under a sale and servicing agreement. The prospectus supplement will specify the aggregate principal balance of any receivables initially transferred to the trust.

For a more detailed description of the receivables, including the criteria they must meet, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables;

•	a reserve account or other account relating to credit enhancement; and

•	any other account identified in the related prospectus supplement.

Purchase of Receivables After the Closing Date

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables during a specified period after the closing date which may include a Funding Period or other period as specified in the related prospectus supplement.

Funding Period

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables through the use of amounts deposited on the closing date in a pre-funding account. If amounts in the pre-funding account are not used to purchase additional receivables during the Funding Period, one or more Classes of notes or certificates may be prepaid as further described in the prospectus supplement. In such an event, the holders of securities that are prepaid due to additional receivables not being purchased may be entitled to a prepayment premium if so specified in the prospectus supplement.

The prospectus supplement will specify the amount of the deposit to the pre-funding account. The prospectus supplement will also describe (1) how often receivables may be purchased and (2) the time period during which additional receivables may be purchased, which can be up to one year.

To the extent provided in the related prospectus supplement, the seller may be required to sell, and the trust may be required to purchase, receivables with an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account. These requirements will be subject to —

•	the availability of additional receivables; and

•	any conditions provided in the related sale and servicing agreement.

Credit and Payment Enhancement

The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

•	subordination of one or more Classes of securities;

•	a reserve account;

•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the securities;

•	collateralization greater than the principal amount of securities issued;

•	letters of credit;

•	liquidity facilities;

•	surety bonds;

•	guaranteed investment contracts;

•	guaranteed rate agreements;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	yield supplement arrangements;

•	cash deposits; or

•	other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

Reserve Account

If there is a reserve account, the seller will initially deposit in it cash or other investments having a value equal to the amount specified in the prospectus supplement.

Any reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements — Credit and Cash Flow Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The seller will transfer the related receivables to each trust under the sale and servicing agreement and each trust will assign its rights and benefits under the sale and servicing agreement to the indenture trustee as collateral for the notes. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Servicing Fees

Each trust will pay the servicer a fee based on the outstanding balance of the receivables for providing servicing of the receivables. The amount of the fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation —

•	late fees;

•	prepayment charges;

•	extension fees;

•	other administrative fees or similar charges; and

•	reinvestment earnings on any payments received in respect of the receivables.

Servicer Advances Certain Late Payments

When actual collections received on the receivables are less than the scheduled collections received in a collection period, the servicer is required to advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors (excluding principal of simple interest receivables). On each date on which payments are due on the securities, the servicer is required to advance to the applicable trust —

•	any shortfall in the scheduled payments under any actuarial receivable; and/or

•	any shortfall in interest (but not principal) due under each simple interest receivable.

The servicer will be entitled to reimbursement from future collections by the trust for these advances before any payments are made on notes or certificates.

Repurchase/ Advances May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to —

•	repurchase the receivable; or

•	advance funds to the trust with respect to the receivable.

For a discussion of the representations and warranties given by the servicer and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

Ford Credit will make representations and warranties relating to the receivables when it sells them to the seller. The seller will make similar representations and warranties when it sells the receivables to the trust.

•	Ford Credit will be required to repurchase a receivable from the seller or the trust if (1) one of Ford Credit’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach. The seller has assigned its rights against Ford Credit to the trust.

•	The seller will be required to repurchase a receivable from the trust if (1) one of the seller’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

The Trust’s Security Interest in the Receivables and the Vehicles Securing the Receivables

Ford Credit will assign to the seller its ownership interest in the receivables and its security interest in the financed vehicles securing the receivables, and the seller will in turn assign to the trust a security interest in the receivables and the financed vehicles.

For more information about the trust’s security interest in the vehicles securing the receivables see “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles” in this prospectus.

Tax Status

Upon the issuance of securities by a trust —

•	Special Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

•	Michigan tax counsel to the trust is required to deliver an opinion that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on the securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford Credit’s accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust’s interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust’s interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the securities.

The trust’s security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

• Ford Credit or PRIMUS has failed to perfect its security interest in a receivable;

• Ford Credit or PRIMUS has failed to perfect its security interest in a financed vehicle;

• the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

• the trust may lose its security interest in vehicles confiscated by the government; and

• the trust could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Bankruptcy of Ford Credit could result in delays in payment or losses on the securities	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Ford Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

• the “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust have a claim on collections that is senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the vehicles securing the receivables or (2) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

In a 1993 case, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. The reasoning appears to be inconsistent with other cases and of expert commentators to the Uniform Commercial Code, including comments made after the 1993 decision, and we are not aware of any subsequent cases that have been similarly decided. However, if Ford Credit enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in payments on your securities.

Only the assets of the trust are available to pay your securities	None of the seller, the general partner of the seller, Ford Credit or Ford Motor Company or any of their affiliates is obligated to make any payments relating to (1) the notes or certificates of a trust or (2) the receivables owned by a trust. Therefore, you may seek payment of your securities only from the assets of the trust. If these assets are insufficient, you may suffer losses on your securities. There are, however, two exceptions:

• first, the seller will make representations and warranties regarding the characteristics of the receivables it sells to the trust and may have to repurchase receivables if any of these representations and warranties are breached and the receivable is materially and adversely affected by the breach; and

• second, the servicer may have to purchase a receivable if it breaches certain of its servicing obligations, including extending the payment schedule of the receivable beyond the date specified in the prospectus supplement.

Each trust will have the receivables as assets and, to the extent specified in the related prospectus supplement, various deposit accounts and any credit enhancement.

Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited in amount. After the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on your securities. The balance in any reserve account will decrease as —

• the outstanding balance of the receivables decreases; and

• amounts are paid out to cover shortfalls in distributions of principal and interest on the securities.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. If the receivables of any trust are liquidated, the related securityholders may suffer losses if the trust sells the receivables for less than the total amount due on the securities. If an Event of Default occurs under the related indenture, the indenture trustee may sell the receivables owned by the related trust, subject to the conditions set forth in “Description of the Notes — The Indenture — Rights Upon Events of Default” in this prospectus. The market value of the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. Therefore, upon an event of default with respect to the notes of any trust, there can be no assurance that sufficient funds will be available to repay the related securityholders in full.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. Ford Credit can be removed as servicer if it defaults on its servicing obligations as described in the prospectus section titled “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination”.

Subordination may cause some classes of securities to bear additional credit risk	The rights of the holders of any Class of notes to receive payments of interest and principal may be subordinated to one or more other Classes of notes. In addition, the rights of the holders of any Class of certificates to receive payments of interest and principal may be subordinated to one or more Classes of notes and to one or more other Classes of certificates.

Holders of subordinated Classes of securities will bear more credit risk than more senior Classes. Subordination may take the following forms:

• interest payments on any date on which interest is due will first be allocated to the more senior Classes;

• principal payments on the subordinated Classes might not begin until principal of the more senior Classes is repaid in full;

• subordinated Classes bear the first risk of losses; and

• if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior Classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective Classes of securities of any trust will be described in the related prospectus supplement.

For more information about these credit risks, see “Description of the Notes” and “Description of the Certificates” in this prospectus and, as applicable, in the related prospectus supplement.

You may have to reinvest your principal at a lower rate of return because of prepayments on the securities	If your securities are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities.

Potential prepayment of securities due to prepayment of receivables. All the receivables may be prepaid at any time. “Prepayments” may include:

• prepayments in full;

• partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums);

• liquidations due to default;

• receipts of proceeds from physical damage, credit life and disability insurance policies; and

• repurchases for other administrative reasons.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including the structure of the loan and the fact that the vehicle securing a receivable may not be sold without the consent of the servicer. Faster than expected prepayments on the receivables will require the trust to make payments on the notes and certificates earlier than expected.

You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds	The servicer will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the next date distributions are due to be made on the securities. During this time, the servicer may invest collections and repurchase price amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

On or before the business day preceding a date when payments are due to be made on the securities, the servicer must deposit to the related collection account (1) all the collections it received and (2) the aggregate purchase amount of any receivables to be purchased from the trust.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Collections” in this prospectus.

The Controlling Class controls removal of the servicer upon a default on its servicing obligations	The indenture trustee or majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the Owner Trustee or a majority of the Certificate Balance of the

Controlling Certificate Class) can remove the servicer if the servicer —

• does not deliver to the applicable trustee the available funds for application to a required payment [after a grace period after notice or discovery];

• defaults on a servicing obligation which materially and adversely affects the trust [after a grace period after notice]; or

• becomes the subject of certain insolvency proceedings.

A majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the majority of the Certificate Balance of the Controlling Certificate Class) may also waive a default by the servicer. The holders of any subordinate Class of securities do not have any rights to participate in such determinations for so long as any of the more senior Classes are outstanding, and the subordinate Classes of securities may be adversely affected by determinations made by the more senior Classes. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination”.

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency	If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual securityholders. These securityholders will not be recognized directly by the trustee of the trust or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled “Certain Information Regarding the Securities — Definitive Securities”. The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream or Euroclear.

THE TRUSTS

       The seller will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement.

The Receivables

       Certain information concerning Ford Credit’s experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

       In addition to the receivables, the trust will also have a right to —

•	in the case of Actuarial Receivables, all payments due thereunder on or after the applicable Cutoff Date;

•	in the case of Simple Interest Receivables, all payments due or received thereunder on or after the applicable Cutoff Date; and

•	monies received prior to the applicable Cutoff Date on any receivable that are due on or after the applicable Cutoff Date and were not used to reduce the principal balance of the receivable.

       On the Closing Date, the seller will sell and transfer the Initial Receivables to the trust in an amount specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey any Subsequent Receivables to the trust during the Funding Period or any other period as specified in the prospectus supplement. During a Funding Period, the trusts may purchase any Subsequent Receivables with amounts on deposit in a pre-funding account. Up to 100% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account to later purchase Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust and will be subject to the prior rights of the related indenture trustee and the noteholders, if any, therein. The property of each trust will also include:

•	security interests in the financed vehicles;

•	the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s rights to certain documents and instruments relating to the receivables;

•	such amounts as from time to time may be held in one or more accounts maintained under the related sale and servicing agreement;

•	certain rights under the related sale and servicing agreement;

•	certain rights under the purchase agreement;

•	certain payments and proceeds with respect to the receivables held by the servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	security interests in any other property securing the receivable whether attaching prior to or subsequent to the purchase of the receivable by Ford Credit; and

•	any and all proceeds of the above items.

       The relevant rights and benefits with respect to the property of the trust will be assigned by the seller and the applicable trustee to the related indenture trustee for the benefit of the noteholders. Any yield supplement account will be maintained with the related indenture trustee or applicable trustee, as the case may be, for the benefit of the holders of the related securities.

       Assets relating to credit enhancement may be part of the property of the trust. If and to the extent specified in the related prospectus supplement, one or more of the following may be a part of the property of the trust:

•	a yield supplement account (including any rights under the related yield supplement agreement);

•	a reserve account; or

•	another form of credit enhancement.

The Trustee

       The trustee for each trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of each trust may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

       In either of these circumstances, the administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

       The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

FORD CREDIT

       Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford Motor Company.

       Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, Ford Credit provides these financing services in the United States, Europe, Canada and Australia to non-Ford dealers. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford Motor Company. In the United States, Ford Credit (exclusive of PRIMUS) purchases automotive retail contracts from about 7,100 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches.

       Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances certain receivables of Ford Motor Company and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road’s business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

       The mailing address of Ford Credit’s executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

PRIMUS

       Primus Automotive Financial Services, Inc., a New York corporation, was formed in October 1991 and is the successor corporation to Marine Midland Automotive Financial Corporation, which was purchased by Ford Credit in 1990. Approximately 1,800 Ford Credit employees conduct PRIMUS’ operations in the United States through 29 branch offices and its headquarters located in suburban Nashville, Tennessee.

       Commencing in 1991, and until August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit. Until August 1999, PRIMUS assigned receivables it generated, together with the related financing documents, security interests in the related vehicles and any other property securing the receivables, to Ford Credit immediately after being acquired by PRIMUS. Commencing in August 1999, PRIMUS Automotive Financial Services, Inc. ceased its business operations, and Ford Credit began conducting the business using the d/b/a Primus Financial Services.

       PRIMUS offers a full array of automotive financing products, including indirect retail and lease programs, wholesale lines of credit, mortgages, capital loans and revolving lines of credit, all designed for non-Ford dealers and their retail customers. These non-Ford dealers include those selling vehicles manufactured by DaimlerChrysler, General Motors, Honda, Jaguar, Mazda, Nissan, Saturn, Subaru, Suzuki, Toyota and Volkswagen. In addition to offering financing under the PRIMUS name, PRIMUS offers private-label financial services to Subaru of America, Inc., Jaguar Cars, Inc., Mazda North American Operations, American Suzuki Motor Company and Kia Motors America, Inc. PRIMUS also is the source of choice for The Hertz Corporation and Aston Martin. In addition, PRIMUS purchases receivables from other finance sources.

       The retail installment sale contracts purchased by PRIMUS are usually purchased without recourse to the dealer or the seller, subject to exceptions for certain breaches of representations and warranties and delivery to PRIMUS of a valid, enforceable and correctly issued lien on the related vehicle. PRIMUS services the receivables it originates in accordance with substantially the same servicing guidelines and criteria as Ford Credit.

THE RECEIVABLES POOLS

Property of the Trusts

Origination. The receivables in each trust consist of retail installment sale contracts secured by new and used automobiles and light trucks. The receivables have been or will be purchased directly by Ford Credit or by PRIMUS from vehicle dealers in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge usually is paid or credited to the dealer.

       Generally, no more than 100% of the negotiated purchase price of a vehicle, plus related amounts such as taxes, insurance, etc., is financed, which amount generally is less than or equal to the MSRP of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

Underwriting. Ford Credit and PRIMUS utilize common underwriting standards and credit evaluation criteria which emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being produced. Each applicant for a contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

       These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to extend credit. The final credit decision also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on a principle of offering the dealer or seller a minimum rate that reflects the level of risk associated with the customer’s credit evaluation. The dealer establishes the retail rate with the obligor. Each obligor is required on each related receivable to obtain or agree to obtain physical damage insurance.

       Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit or PRIMUS for accuracy and regulatory compliance. The dealer is required to perfect the security interest of either Ford Credit or PRIMUS, as applicable, in the vehicles.

Subvention. Subvention programs are marketing tools of automobile manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile. Subvention programs, if any, require the respective automobile manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust.

Servicing and Collections. Ford Credit and PRIMUS separately service their respective accounts, but utilize common servicing practices and procedures. Ford Credit services over 4.2 million retail accounts. Ford Credit is in the process of relocating its servicing operations into seven regional service centers in the U.S. PRIMUS services over 0.5 million retail accounts in the United States from its service center in Franklin, Tennessee. Servicing personnel do not know if a receivable that they are servicing has been sold to a third party.

       Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Collection accounts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

       A customer collection representative will attempt to contact a delinquent obligor to determine the reason for a delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, extensions and rewrites are the primary options used to adjust a delinquent account. A rewrite is a refinancing of the obligor’s outstanding balance with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest, as appropriate, is usually collected on extensions and rewrites to cover the costs associated with revised terms. Periodic management reports (delinquencies, extensions, rewrites, etc.) and operating audits are the primary methods used to maintain control over the use of collection actions.

Repossession and Write-offs. Reasonable efforts will be made to collect on delinquent accounts and keep obligors’ accounts current. Repossession is considered as a last resort when:

•	the obligor has demonstrated the inability to pay or the intention not to pay;

•	the security interest in the vehicle is impaired; and/or

•	the customer has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation.

       All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered an average of 20% of the remaining balances (after application of repossession proceeds). The collection activities for accounts written off by PRIMUS have been performed by PRIMUS employees and by outside collection agencies, but are expected to be consolidated and performed by Ford Credit in the near future. Collection activities are continued until an account is paid or settled in full, legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

Criteria for Selecting the Receivables. The receivables to be held by each trust will be selected from Ford Credit’s portfolio for inclusion in a Receivables Pool by several criteria, including that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U. S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable); and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement.

       No selection procedures which the seller believes to be adverse to the noteholders or the certificateholders of any trust will be used in selecting the related receivables. All terms of the retail installment sale contracts constituting such receivables which are material to investors are described in this prospectus and in the related prospectus supplement.

Simple Interest Receivables. If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

       Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

       In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment. The servicer, however, is required to make a non-reimbursable advance to the trust of interest which would have accrued to the next scheduled due date of the receivable.

Actuarial Receivables. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

Final Payment Receivables. If so provided in the related prospectus supplement, only the principal and interest payments due on Final Payment Receivables prior to the final scheduled payment and not the final scheduled payment will be included in a trust; the final scheduled payment will be retained by the seller. However, the seller may also transfer the final scheduled payments with respect to the related Final Payment Receivables to a trust and cause that trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

       We will provide information about each Receivables Pool in the related prospectus supplement, including, to the extent appropriate:

•	the portion of such Receivables Pool originated by Ford Credit and by PRIMUS;

•	the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables;

•	the portion of such Receivables Pool secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APRs;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by APR and by the states of origination.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the notes and the certificates of any trust will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	Prepayments in full. All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller. The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer. The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the date specified in the prospectus supplement.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes or the certificates of a given trust on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. To the extent provided in the related prospectus supplement, the weighted average life of a Class of notes or certificates may be dependent upon the issuance of another Class of notes or certificates, the proceeds of which would be applied to pay such previously issued notes or certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of a given trust. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related securities of the trust.

USE OF PROCEEDS

       The net proceeds from the sale of the securities of a given trust will be applied by the Seller —

•	to the purchase of the receivables from Ford Credit;

•	to make the initial deposit into any pre-funding account;

•	to make the initial deposit into any yield supplement account;

•	to make the initial deposit into any reserve account; and

•	for any other purposes specified in the related prospectus supplement.

       The net proceeds of any securities issued by a trust after its Closing Date will be applied as set forth in the related prospectus supplement.

THE SELLER AND THE GENERAL PARTNER

Description of the Seller and the General Partner

       The seller was organized as a Delaware limited partnership in February 1996. The General Partner of the seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the seller are owned by Ford Credit. The seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000. The General Partner is located at One American Road, Dearborn, Michigan 48121.

Insolvency of the Seller or the General Partner May Result in Consolidation of Their Assets with the Trust

       The seller has taken steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of either of the seller or the General Partner with those of Ford Credit. These steps include the creation of the seller as a separate, limited-purpose limited partnership under a limited partnership agreement containing certain limitations (including restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). In addition, the General Partner is a separate, limited-purpose corporation whose Certificate of Incorporation contains certain limitations (including restrictions on the nature of the General Partner’s business and a restriction on the General Partner’s ability to commence a voluntary case or proceeding with respect to itself or the seller under any Insolvency Law without the unanimous affirmative vote of all of its directors). Such Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the General Partner to have two directors who qualify under the Certificate of Incorporation as “Independent Directors.” However, there can be no assurance that the activities of the seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

       The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of each of the seller and the General Partner and to require the consolidation of the assets and liabilities of either such entity with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that each of the seller and the General Partner will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. Each of the seller and the General Partner intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, in the event that either the seller or the General Partner did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of such entity should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the seller or the General Partner, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the securities (and possible reductions in the amount of such distributions which may be substantial) could occur.

Trust Assets May be Adversely Affected if Sale of Receivables to the Seller Were Treated as a Loan

       Ford Credit and the seller each intend that each transfer of receivables by Ford Credit to the seller under a purchase agreement constitute a “true sale” of such receivables to the seller. If the transfer constitutes such a “true sale,” the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate under Section 541 of the U. S. Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the receivables to the seller. The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of receivables to the seller, the transfer of such receivables by Ford Credit to the seller under the related purchase agreement would be characterized as a “true sale” of such receivables from Ford Credit to the seller and such receivables and the proceeds thereof would not form part of Ford Credit’s bankruptcy estate under Section 541 of the U. S. Bankruptcy Code.

       In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a “true sale,” the accounts would nevertheless constitute property of the seller’s bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court’s reasoning, securityholders might experience delays in payment or possibly losses on their investment in the securities. As part of the advice of counsel described above, counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court’s interpretation of Article 9 of the Uniform Commercial Code as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

DESCRIPTION OF THE NOTES

       One or more Classes of Asset Backed Notes of the related trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes

       Each Class of notes may initially be represented by one or more notes, in each case registered in the name of DTC’s nominee, unless they are Definitive Notes. The notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of the notes issued in book-entry form. If a Class of notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder of such Class of notes will be entitled to receive a physical certificate representing a note of such Class. If a Class of notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by noteholders of such Class of notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of such Class of notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of such Class of notes, for distribution to noteholders of such Class of notes in accordance with DTC’s procedures with respect thereto.

Principal and Interest on the Notes

       Each Class of notes will have a stated principal or notional amount and may bear interest at the Note Interest Rate. The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each Class of notes of a given trust will be described in the related prospectus supplement. The right of holders of any Class of notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other Class or Classes of notes of such trust, as described in the related prospectus supplement. Payments of interest on the notes of such trust may be made prior to payments of principal thereon. The dates for payments of interest and principal on the notes of such trust may be different from the Distribution Dates for the certificates of such trust. To the extent provided in the related prospectus supplement, the trust may include one or more Classes of notes designated as planned amortization Classes, targeted amortization Classes, companion Classes or Variable Pay Term Notes, each as described in the related prospectus supplement.

       Strip Notes and Residual Cash Flow Notes. To the extent provided in the related prospectus supplement, the trust may include one or more Classes of notes that are —

•	Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments; or

•	Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions on each Distribution Date.

       Note Interest Rates. Each Class of notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable rate. For certain Classes of Strip Notes, the Note Interest Rate may be zero. The related prospectus supplement will specify the Note Interest Rate for each Class of notes of a given trust or the method for determining such Note Interest Rate.

       Prepayment of Notes. One or more Classes of notes of the trust may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any Funding Period from any amounts remaining in the pre-funding account or as a result of the servicer’s exercising its option to purchase the related Receivables Pool. In the event of a redemption at the end of any Funding Period, the noteholders may be entitled to receive a redemption premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

       Fixed Principal Payments. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have fixed principal payment schedules; noteholders of such notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the related prospectus supplement.

       Targeted Scheduled Distribution Dates. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have targeted scheduled distribution dates on which such notes will be paid in full to the extent the trust is able to issue a Variable Pay Term Note in sufficient principal amount. The proceeds of issuance of such Variable Pay Term Note, which may be issued publicly or privately, will be applied to pay the specified Class of notes, in the manner set forth in the related prospectus supplement and such Variable Pay Term Note will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

       Priority. If so specified in the related prospectus supplement, payments of interest to all noteholders of a particular Class or to one or more other Classes will have the same priority.

Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case each noteholder of a particular Class will receive its ratable share (based upon the aggregate amount of interest due to such Class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of such trust. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Credit and Cash Flow Enhancement.”

       If a trust issues two or more Classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any Class of notes will be made on a pro rata basis among all the noteholders of such Class.

The Indenture

       Events of Default. With respect to the notes issued by a given trust, “Events of Default” under the related indenture will consist of:

•	a default for five days or more in the payment of any interest on notes of the Controlling Class;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	a default in the observance or performance of any material covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere in the indenture as an Event of Default and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	any representation or warranty made by the trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

•	such other events, if any, set forth in the related prospectus supplement.

       The amount of principal required to be paid to noteholders of such trust under the related indenture, however, generally will be limited to amounts available to be deposited in the applicable note payment account. Therefore, the failure to pay principal on a Class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled Distribution Date for such Class of notes.

       Rights upon Event of Default. With respect to the notes of a given trust, if an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the Note Balance of the Controlling Class then outstanding if both of the following occur:

(1) the issuer has paid or deposited with the indenture trustee enough money to pay:

•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

(2) all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables, subject to the limitations set forth below. Upon the occurrence of an Event of Default relating to the payment of principal of or a default for five days or more in the payment of interest of any note of such trust, in each case resulting in acceleration of the notes, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the applicable trust maintain possession of such receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following any other Event of Default, unless

•	the holders of 100% of the Note Balance of the Controlling Class issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of such trust at the date of such sale, or

•	the indenture trustee determines that the assets of the trust pledged to secure the securities would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance of the Controlling Class of such trust.

       In addition, if the Event of Default relates to a default by a trust in observing or performing any material covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of such trust.

       Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority of the Note Balance of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority of the Note Balance of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless —

•	such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the Note Balance of the Controlling Class of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered such indenture trustee reasonable indemnity;

•	such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority of the Note Balance of the Controlling Class.

       Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

       The trusts will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

•	Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

—	the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

—	such entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

—	no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

—	the trust, the seller, the servicer, the trustee and the indenture trustee have been advised in writing that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,

—	the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

—	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

—	the trust has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

•	Other negative covenants. Each trust will not, among other things —

—	except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

—	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

—	dissolve or liquidate in whole or in part,

—	permit the lien of the related indenture to be subordinated or otherwise impaired,

—	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

—	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related indenture and except for liens on financed vehicles by obligors.

       No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Trust.” No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

       List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the Note Balance of the Controlling Class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such trust.

       Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture as required by certain federal securities law.

       Indenture Trustee’s Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

       Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

       Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to the Rating Agencies, execute a supplemental indenture for the purpose of:

•	further protecting the indenture trustee’s interest in the property subject to the lien of the related indenture;

•	evidencing any successor to the trust and the assumption of the obligations of the trust by such successor;

•	adding to the covenants of the trust made for the benefit of the noteholders;

•	surrendering any right or power conferred to the trust under the related indenture;

•	conveying or pledging any property to the related indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision of the related indenture or making the terms of the related indenture consistent, so long as such action does not materially adversely affect the noteholders;

•	evidencing a successor indenture trustee or changing any provision necessary to facilitate administration of the trust; and

•	qualifying the related indenture under any federal statute.

       Any trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of such trust but with prior notice to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

•	such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

•	such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any Class of such notes to be withdrawn or reduced; and

•	an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action.

       Any trust, together with the indenture trustee, may with prior notice to the Rating Agencies and the consent of holders of a majority of the Note Balance of the Controlling Class enter into an indenture or indenture supplement for the purpose of adding provisions to, or changing or modifying the rights of noteholders, provided that (1) such actions will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any Class of notes to be withdrawn or reduced, and (2) an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action. Notwithstanding the foregoing, however, without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the Note Balance of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

•	reduce the percentage of the Note Balance of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

•	decrease the percentage of the Note Balance of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

•	affect the calculation of the amount of interest or principal payable on any note on any distribution date (including the calculation of any of the individual components of such calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

The Indenture Trustee

       The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such trust. The trust will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Note Balance of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

DESCRIPTION OF THE CERTIFICATES

       One or more Classes of certificates of the related trust will be issued under the terms of a trust agreement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

The Trusts Might Not Issue Physical Certificates Representing Certificates

       Except for the certificates, if any, of a given trust retained by the seller, each Class of certificates may initially be represented by one or more certificates registered in the name of DTC’s nominee, except as set forth below. Except for the certificates, if any, of a given trust retained by the seller, the certificates will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any Class of certificates issued in book-entry form that is not retained by the seller. If a Class of certificates is issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder of such Class of certificates will be entitled to receive a physical certificate representing a certificate of such Class. If a Class of certificates is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by certificateholders of such Class of certificates refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such Class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such Class of certificates, for distribution to certificateholders of such Class of certificates in accordance with DTC’s procedures with respect thereto. Any certificates of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that such certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents. See also “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities.”

Distributions of Principal and Interest

       Each Class of certificates will have a stated Certificate Balance and may accrue interest on such Certificate Balance at the Certificate Rate. The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each Class of certificates will be described in the related prospectus supplement. Distributions of interest on such certificates will be made prior to distributions with respect to principal of such certificates on the Distribution Date specified in the prospectus supplement.

       To the extent provided in the related prospectus supplement, the trust may include one or more Classes of certificates that are —

•	Strip Certificates entitled to (1) distributions in respect of principal with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no distributions in respect of principal; or

•	Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the related receivables after the trust has made all other distributions on each Distribution Date.

       Certificate Rates. Each Class of certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate. The Certificate Rate for certain Classes of Strip Certificates may be zero. The related prospectus supplement will specify the Certificate

Rate for each Class of certificates of a given trust or the method for determining such Certificate Rate. See also “Certain Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.”

       Certificates are subordinated to Notes. Distributions in respect of the certificates of a trust are subordinate to payments in respect of the notes of such trust as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any Class of certificates will be made on a pro rata basis among all the certificateholders of such Class. One or more Classes of certificates of the trust may be prepaid in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any Funding Period or as a result of the servicer’s exercising its option to purchase the related Receivables Pool. In the event of a prepayment, the certificateholders may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement. See “Description of the Receivables Transfer and Servicing Agreements Termination.”

       Certificates may be subordinated to one or more Classes of other certificates. In the case of a certificates of a trust which includes two or more Classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related prospectus supplement.

List of Certificateholders

       With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the Certificate Balance of such certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

       Each Class of securities (other than certain Classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each Class of Fixed Rate Securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable prospectus supplement. See “Description of the Notes — Principal and Interest on the Notes” and “Description of the Certificates — Distributions of Principal and Interest.”

Floating Rate Securities

       Each Class of Floating Rate Securities will bear interest for each applicable Interest Reset Period at a rate determined by reference to the Base Rate), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement.

       The applicable prospectus supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

       •   the CD Rate,

       •   the Commercial Paper Rate,

       •   the Federal Funds Rate,

       •   LIBOR,

       •   the Treasury Rate, or

•	such other Base Rate as is set forth in such prospectus supplement.

       As specified in the applicable prospectus supplement, Floating Rate Securities of a given Class may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Class of Floating Rate Securities, the interest rate applicable to any Class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

       Each trust with respect to which a Class of Floating Rate Securities will be issued will appoint, and enter into agreements with a Calculation Agent to calculate interest rates on each such Class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each such Class of Floating Rate Securities of a given trust, which may be either the related trustee or indenture trustee with respect to such trust. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given Class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

       CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable prospectus supplement.

       Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

Physical Securities

       The related prospectus supplement will specify whether the notes or the certificates will be issued in fully registered, physical form to the noteholders or certificateholders or their respective nominees.

       As may be further specified in the related prospectus, distributions of principal of and interest on such physical securities will be made by the indenture trustee or trustee, as applicable, in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of physical securities in whose names the physical securities were registered as the close of business on the applicable record date. The final payment on any such physical security will be made only upon presentation and surrender of such physical security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Physical securities will be transferable and exchangeable at the offices of the related indenture trustee or related trustee, as applicable, or of a note or certificate registrar named in a notice delivered to holders of the physical securities. No service charge will be imposed for any registration of transfer or exchange, but the related indenture trustee or related trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Book-Entry Registration

       The prospectus supplement related to a given trust will specify whether the holders of the notes or certificates of such trust may hold their respective securities as Book-Entry Securities.

       Investors in the global securities may hold them through any of The Depository Trust Company, Clearstream or the Euroclear System. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

       Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references in this prospectus and in the related prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to holders of Book-Entry Securities in accordance with DTC’s procedures with respect thereto.

       In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the related administrator of each trust would seek an alternative depository (if available) or cause the issuance of Definitive Securities to securityholders or their nominees in the manner described under “— Definitive Securities” below.

       Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

       Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

       The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

       DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

       Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

       The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

       Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream

customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

       The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

       With respect to any Class of notes and any Class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the related administrator of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the applicable trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such Class advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given Class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

       Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities were registered at the close of business on the applicable record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

       On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee a statement to be delivered to the related noteholders on such Distribution Date. With respect to securities of each trust, on or prior to each Distribution Date, the servicer or the administrator will prepare and provide to the related trustee a statement to be delivered to the related certificateholders on such Distribution Date. With respect to securities of each trust, each such statement to be delivered to noteholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the notes of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the certificates of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

(1)	the amount of the distribution allocable to principal of each Class of such notes and to the Certificate Balance of each Class of such certificates;

(2)	the amount of the distribution allocable to interest on or with respect to each Class of securities of such trust;

(3)	the amount of the distribution allocable to draws from any reserve account, any yield supplement account or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each Class of such notes and the Certificate Balance for each Class of such certificates and any related factors needed to compute the principal amount outstanding of the notes or certificates, each after giving effect to all payments reported under clause (1) above on such date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

(8)	the amount of the aggregate Realized Losses (as defined in the related prospectus supplement), if any, for such Collection Period;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on the notes and the certificates, in each case as applicable to each Class of securities, and the change in such amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on the notes and the certificates, in each case as applicable to each Class of securities, and the change in such amounts from the preceding statement;

(11)	the aggregate Purchase Amounts for receivables, if any, that were repurchased in such Collection Period;

(12)	the balance of any reserve account on such date, after giving effect to changes therein on such date;

(13)	the balance of any yield supplement account on such date, after giving effect to changes therein on such date;

(14)	the amount of Advances on such date;

(15)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(16)	for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust;

(17)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement; and

(18)	any other matters specified in the related prospectus supplement.

       Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

       Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Tax Matters.”

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

       The following summary describes certain terms of the Receivables Transfer and Servicing Agreements. Forms of the Receivables Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Transfer and Servicing Agreements.

Sale and Assignment of Receivables

       Sale and Assignment by Ford Credit. Before each trust issues the related securities, Ford Credit will sell and assign to the seller under a purchase agreement, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related financed vehicles in exchange for the net proceeds received by the seller from the sale of the notes and the certificates of the trust and certain classes of securities if so provided in the related prospectus supplement.

       Sale and Assignment by the Seller. When the trust issues the related securities, the seller will sell and assign to the trust under a sale and servicing agreement, without recourse, the seller’s entire interest in the Initial Receivables, including its security interests in the related financed vehicles, in exchange for the notes and certificates issued by the trust. Each such receivable will be identified in a schedule to the related sale and servicing agreement. The applicable trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates to the seller in exchange for the receivables.

       Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by Ford Credit to the seller and by the seller to the applicable trust from time to time during any Funding Period, or other period specified in the related prospectus supplement on each Subsequent Transfer Date.

       Representations and Warranties. In each purchase agreement, Ford Credit will represent and warrant to the seller, and in each sale and servicing agreement the seller will represent and warrant to the applicable trust among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date —

•	the information provided about the related receivables is correct in all material respects;

•	the obligor on each related receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit’s normal requirements;

•	the related receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the related receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS; and

•	each related receivable, at the time it was originated, complied, and at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

       Seller must repurchase the receivables relating to a breach of representation or warranty. As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach has been cured, will purchase such receivable from the trust. Ford Credit will then be required to purchase such receivable from the seller, at a price equal to the Purchase Amount. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

       Servicing of the receivables. Under each sale and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the related receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because such receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles.”

Accounts

       The servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders and certificateholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with such indenture trustee a note payment account (which may be a subaccount of the collection account), in the name of such indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any pre-funding account, reserve account or other credit enhancement for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. The servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of such certificateholders, into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

       If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee into which, to the extent required by the sale and servicing agreement, Payaheads will be deposited until such time as the payment falls due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal with respect to the related receivables and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account initially will be maintained with the applicable indenture trustee. So long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to holding Payaheads as may be required by the applicable sale and servicing agreement is satisfied, Payaheads may be retained by the servicer until the applicable Distribution Date.

       Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

       For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement in Permitted Investments. Permitted Investments are

generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

       The trust accounts will be maintained as Eligible Deposit Accounts.

Servicing Procedures

       Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the related sale and servicing agreement.

       Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase or make Advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the latest date that a receivable matures, as set forth in the related prospectus supplement, changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related financed vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

       Ford Credit may from time to time take additional security securing payment of any receivable held by a trust.

Collections

       With respect to securities of each trust, so long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable Distribution Date. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the related collection account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

       Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the servicer with respect to such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections shall be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.

Actuarial and Simple Interest Advances

       To the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable shall be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Actuarial Advances in the related collection account on or prior to the business day preceding the applicable Distribution Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables in the related Receivables Pool.

       On or before each applicable Distribution Date, the servicer shall deposit into the related collection account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to such amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

       In the event that an obligor shall prepay a receivable in full, if the related contract did not require such obligor to pay a full month’s interest for the month of prepayment, at the APR, generally the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such advance. The servicer may instruct the indenture trustee to withdraw such Advances instead from the reserve account provided that the servicer within two business days replaces in the reserve account any funds so used.

Servicing Compensation and Expenses

       The servicer will be entitled to receive a servicing fee for each Collection Period equal to a specified percentage of the Pool Balance as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment, and other administrative fees and expenses collected during such Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable Distribution Date.

       The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

Distributions

       With respect to securities of each trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such securities entitled thereto will be made by the applicable trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of noteholders and all distributions to each Class of certificateholders of such trust will be set forth in the related prospectus supplement.

       With respect to securities of each trust, on each Distribution Date, collections on the related receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders, to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to the related trust to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, distributions in respect of principal of a Class of securities of a given trust will be subordinate to distributions in respect of interest on such Class, and distributions in respect of one or more Classes of certificates of such trust may be subordinate to payments in respect of notes of such trust or other Classes of certificates of such trust.

       Allocation of Collections on Receivables. Distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer shall allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On each Determination Date, the indenture trustee, if any, or, otherwise, the trustee, shall determine the amount in the collection account available to make payments or distributions to securityholders on the related Distribution Date and will make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

       Any form of credit enhancement may be limited and may only apply to certain Classes of securities. The presence of a reserve account and other forms of credit enhancement for the benefit of any Class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such Class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The credit enhancement for a Class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

       Seller may replace credit enhancement with rating confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any Class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any Class of securities of the related trust.

       Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period or other period specified in the related prospectus supplement, may also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each Distribution Date thereafter up to the specified reserve balance (which may be increased upon the occurrence of certain trigger events, if so provided in the related prospectus supplement) by the deposit therein of the amount of collections on the related receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the seller.

       Seller may assign rights in reserve account subject to conditions. The seller may at any time, without consent of the securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account provided that —

•	the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any Class of securities;

•	the seller provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

•	such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

Net Deposits

       As an administrative convenience and for so long as certain conditions are satisfied (see “— Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to any related payahead account, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees and Trusts

       Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such trust described under “Certain Information Regarding the Securities — Reports to Securityholders.”

Evidence as to Compliance

       Each sale and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and certain other matters.

       Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each indenture trustee and each trustee notice of certain Events of Servicing Termination under the related sale and servicing agreement.

       Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

       Each sale and servicing agreement will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon a determination that Ford Credit’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed Ford Credit’s servicing obligations and duties under such sale and servicing agreement.

       Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

       Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement. For as long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer under a particular sale and servicing agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company and the servicer may at any time perform certain specific duties as servicer through other subcontractors.

Events of Servicing Termination

       “Events of Servicing Termination” under each sale and servicing agreement will consist of:

•	any failure by the servicer or the seller, as the case may be, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for three business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

•	any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or (B) to the servicer, the seller and the applicable trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% of the Note Balance of the Controlling Class (or, if no notes are outstanding, 25% of the Certificate Balance of the Controlling Certificate Class;

•	the occurrence of certain Insolvency Events specified in the sale and servicing agreement with respect to the servicer or the seller; and

•	such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

       As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may terminate all the rights and obligations of the servicer under such sale and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement and will be entitled to similar compensation arrangements.

       If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement.

Waiver of Past Events of Servicing Termination

       The holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may, on behalf of all such noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with such sale and servicing agreement.

Amendment

       The parties to each of the Receivables Transfer and Servicing Agreements may amend such agreements without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such noteholders or certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related indenture trustee and trustee materially and adversely affect the interest of any such noteholder or certificateholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer and the trust with the consent of (1) the related indenture trustee to the extent its respective rights or obligations are affected, (2) the holders of notes of such trust evidencing not less than a majority in principal amount of each Class of notes, voting separately, and (3) the holders of the certificates of such trust evidencing not less than a majority of the Certificate Balance of such certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust and provided that an opinion of counsel as to certain tax matters is delivered if required.

Insolvency Event or Dissolution

       If provided in the related prospectus supplement, upon the occurrence of certain Insolvency Events of the seller or the General Partner, the related receivables will be liquidated and the trust will be terminated as further described in the related prospectus supplement.

Payment of Notes

       Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the indenture trustee will continue to carry out its obligations under the sale and servicing agreement as agent for the trustee(s) of the trust.

Termination

       Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (excluding the seller, the servicer or their affiliates) of the trust and the delivery to the trustee by each such certificateholder (excluding the seller, the servicer or their affiliates) of a certificate certifying that such certificateholder reasonably believes that the trust is insolvent.

       With respect to each trust, the obligations of the servicer, the seller, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

       In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the receivables held by the trust is 10% or less of the Initial Pool Balance, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

       If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

       As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

Administration Agreement

       Ford Credit, will be the administrator of each trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Vehicles

       In all states in which the receivables have been originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS, as the case may be.

       With respect to each trust, under the related purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the related receivables to the seller. Under the related sale and servicing agreement, the seller will assign its security interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust under the related sale and servicing agreement. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables.”

       In most states, assignments such as those under the purchase agreement and the sale and servicing agreement relating to each trust together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the related purchase agreement and of the seller’s warranties under the related sale and servicing agreement and would create an obligation of Ford Credit under such purchase agreement and of the seller under such sale and servicing agreement to purchase the related receivable if such breach shall materially adversely affect the interest of the trust in such receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, that trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under each purchase agreement to the related trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default would be adversely affected.

       Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. With respect to each trust, Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the applicable trustee or certificateholders or any indenture trustee or noteholders, if any, in the event such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the closing date with respect to a receivable.

Repossession

       In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit and PRIMUS in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

       In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions.

       The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments. Repossessed vehicles are generally disposed of by Ford’s Vehicle Marketing Department at auction.

Deficiency Judgments and Excess Proceeds

       The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

       The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

       Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each trust, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of the Receivables.”

       Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Ford Credit and the seller will warrant under each purchase agreement and the applicable sale and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, such violation would constitute a breach of warranty under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of the Receivables.”

Other Limitations

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

       The receivables prohibit the sale or transfer of the vehicle securing a receivable without consent and permit acceleration of the maturity of the receivable upon a sale or transfer without consent except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates of any trust.

       The following summary is based upon current provisions of the tax code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Special Tax Counsel to each trust specified in the related prospectus supplement regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

Scope of the Tax Opinions

       It is expected that Special Tax Counsel will, upon issuance of notes and/or certificates of the trust, deliver its opinion that the applicable trust will not be Classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

       In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements in this prospectus and in the related prospectus supplement under the heading “Summary — Tax Status” as they relate to federal income tax matters and under the heading “Tax Matters,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the Classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the notes and/or certificates.

ERISA CONSIDERATIONS

       ERISA and the tax code impose certain requirements on Plans and on persons who are fiduciaries of Plans. In accordance with ERISA’s general fiduciary standards, before investing in securities, a Plan fiduciary should determine, among other factors, whether the investment:

•	is permitted under the governing Plan;

•	is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and

•	is prudent considering the factors discussed in this prospectus.

       ERISA and the tax code prohibit some transactions involving assets of a Plan and persons who are “parties in interest” under ERISA or “disqualified persons” under the tax code. Prohibited transactions may generate excise taxes and other liabilities.

       A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any securities of a trust could give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code, and should refer to “ERISA Considerations” in the related prospectus supplement regarding any restrictions on the purchase and/or holding of the securities offered thereby.

Prohibited Transaction Considerations

       Whether or not an investment in the notes or the certificates will give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code will depend on the structure of the trust.

       Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the tax code if assets of the trust were deemed to be assets of a Plan investing in securities issued by the trust. Under the Plan Assets Regulation issued by the DOL, the assets of the trust would be treated as plan assets of a Plan for purposes of ERISA and the tax code if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.”

       Equity participation in an entity by Benefit Plan Investors is “significant” on any date if the 25% Limitation is met.

       The certificates will most likely be deemed Equity Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

Investment in Notes

       The seller believes that the notes of a trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. (If provided in the prospectus supplement that notes of any Class are not to be treated as indebtedness for ERISA purposes, the discussion in “— The Certificates” below will apply to any such Class of notes.) However, without regard to whether the notes of the trust are treated as an Equity Interest for such purposes, the acquisition or holding of such notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable trust, trustee, indenture trustee, any holder of the certificates of such trust or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a note. Included among these exemptions are PTCE 90-1, PTCE 95-60, PTCE 91-38, PTCE 96-23, and PTCE 84-14. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment in Certificates

       The certificates will most likely be treated as Equity Interests under the Plan Assets Regulation. Accordingly, if equity participation in the certificates by Benefit Plan Investors is “significant” within the meaning of the Plan Asset Regulation, the assets of the trust could be deemed to be the assets of Plans investing in the certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and of the tax code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

       In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related notes without being covered by one or more of the exemptions described above in “The Notes.”

Special Considerations Applicable to Insurance Company General Accounts

       The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. Under Section 401(c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. The general account regulations are to provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

       As of the date hereof, the DOL has issued proposed regulations under Section 401(c). It should be noted that if the general account regulations are adopted substantially in the form in which proposed, the general account regulations may not exempt the assets of insurance company general accounts from treatment as “plan assets” after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plans Not Subject to ERISA or the Tax Code

       Certain employee benefit plans, such as governmental plans and certain church plans (each of which is defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the tax code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of any trust without regard to the factors described in this prospectus and under “ERISA Considerations” in the related prospectus supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code is subject to the prohibited transaction rules set forth in Section 503 of the tax code.

General Investment Considerations

       Prospective investors who are Plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in any securities of the trust with respect to such investors’ specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan’s portfolio with respect to diversification by type of asset; the Plan’s funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the trust is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

PLAN OF DISTRIBUTION

       The seller will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement the notes and certificates of the trust that the seller agrees to sell in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each Class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

       Each prospectus supplement (or supplemental prospectus supplement, as described below) will either —

•	set forth the price at which each Class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates; or

•	specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

       After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed. Each prospectus supplement, together with a supplemental prospectus supplement, may also be used by Ford Credit or another affiliate for the sale of a specified Class of notes or certificates originally purchased from the seller by Ford Credit.

       The seller and Ford Credit will indemnify the underwriters of securities purchased from the seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the underwriters of securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

       Each trust may, from time to time, invest the funds in its trust accounts in Permitted Investments acquired from such underwriters or from the seller.

       Under each underwriting agreement with respect to a given trust, the closing of the sale of any Class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such Classes of securities of that trust (some of which may not be registered or may not be publicly offered).

       The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

       Certain legal matters relating to the securities of any trust will be passed upon for the related trust, the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer, or other counsel satisfactory to the underwriters. Certain Michigan state tax and other matters will be passed upon for each trust by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer, or other counsel to the servicer acceptable to the underwriters. Mr. Smith is a full-time employee of Ford Credit and owns, and holds options to purchase, shares of Common Stock of Ford Motor Company.

WHERE YOU CAN FIND MORE INFORMATION

       The seller, as originator of each trust, has filed with the SEC a Registration Statement, Registration No. 333-82895 under the Securities Act, with respect to the notes and the certificates offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the trust, Ford Credit, the seller or Ford Motor Company has filed or causes to be filed and obtain copies of the Registration Statement at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC’s regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the Public Room by calling the SEC at 1-800-SEC-0330. You may also obtain more information about the Ford Motor Company and Ford Credit on the World Wide Web. The respective Internet addresses of such World Wide Web sites are http://www.Ford.com and http://www.FordCredit.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by each trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, The American Road, Dearborn, Michigan 48121 (Telephone: (313) 322-3000).

GLOSSARY OF TERMS FOR THE PROSPECTUS

       Set forth below is a list of the defined terms used in this prospectus. The terms appear in bold faced type whenever used.

       “25% Limitation” means that immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any Class of equity interest in the entity is held by Benefit Plan Investors.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “Actuarial Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to   1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

       “Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

       “administrator” means Ford Credit, in its capacity as administrator of the trust under an administration agreement.

       “APR” means, with respect to a receivable, its annual percentage rate and with respect to the Receivables Pool, the weighted average annual percentage rate of all of the receivables in that pool.

       “Base Rate” means, with respect to Floating Rate Securities, an interest rate basis upon which a Spread is applied to calculate the interest rate of the Floating Rate Securities for a particular period.

       “Basic Documents” means the applicable trust agreement, purchase agreement, sale and servicing agreement, indenture, administration agreement, control agreement and certain other related documents.

       “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e)(1) of the tax code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

       “Book-Entry Securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

       “Calculation Agent” means, for each trust that issues Floating Rate Securities, that the calculation agent appointed to calculate interest rates on each Class of Floating Rate Securities issued by the trust.

       “Calculation Date” means:

(1)	with respect to any CD Rate Determination Date, any Commercial Paper Rate Determination Date or any Treasury Rate Determination Date, the first to occur of:

•	the tenth calendar day after the respective determination date or, if it is not a business day, the next business day, or

•	the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date; and

       (2)  with respect to any Federal Funds Rate Determination Date, the next business day.

       “CD Rate” for each Interest Reset Period shall be the rate as of the CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the CD Rate shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the CD Rate will be calculated by the Calculation Agent for such CD Rate Security from the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers selected by the Calculation Agent for such CD Rate Security in negotiable U.S. dollar certificates of deposit in The City of New York for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

       “CD Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “CD Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the CD Rate.

       “Certificate Balance” means with respect to each Class of certificates and as the context so requires, (i) with respect to all certificates of such Class, an amount equal to, initially, the initial Certificate Balance of such Class of certificates and, thereafter, an amount equal to the initial Certificate Balance of such Class of certificates, reduced by all amounts distributed to certificateholders of such Class of certificates and allocable to principal or (ii) with respect to any certificate of such Class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

       “Certificate Rate” with respect to each Class of certificates, the rate specified in the prospectus supplement at which interest may accrue.

       “Class” means a class of notes or certificates issued by a trust having the same interest rate, maturity and alphabetical and numerical designation.

       “Clearstream” means Clearstream Banking Luxembourg S.A., a professional depository under the laws of Luxembourg, formerly known as Cedelbank, sociéte anonyme.

       “Clearstream Customer” means a participating organization of Clearstream.

       “Closing Date” means the date specified in the prospectus supplement on which the seller will sell and transfer the Initial Receivables to the trust.

       “Collection Period” means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

       “Commercial Paper Rate” for each Interest Reset Period shall be the Money Market Yield on the Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper selected by the Calculation Agent for such Commercial Paper Rate Security in The City of New York for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized Rating Agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

       “Commercial Paper Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “Commercial Paper Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Commercial Paper Rate.

       “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

       “Controlling Certificate Class” shall mean, with respect to any Certificates outstanding, the Class C Certificates as long as any Class C Certificates are outstanding and thereafter the Class D Certificates so long as any Class D Certificates are outstanding.

       “Controlling Class” means, with respect to any trust, the Class A Notes described in the related prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the related prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of notes described in the prospectus supplement in order of seniority.

       “Cutoff Date” means the “Cutoff Date” specified in the applicable prospectus supplement.

       “Definitive Certificates” means with respect to any Class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Notes” means with respect to any Class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

       “Determination Date” means the business day immediately preceding each Distribution Date.

       “Distribution Date” means the dates specified in each related prospectus supplement for the payment of principal of and interest on the securities.

       “DOL” means the United States Department of Labor.

       “DTC” means The Depository Trust Company and any successor depository selected by the trust.

       “Eligible Deposit Account” means either —

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

       “Eligible Institution” means, with respect to securities of the trust —

•	the corporate trust department of the indenture trustee or the related trustee, as applicable; or

•	a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

       “Euroclear” means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

       “Events of Default” under the related indenture will consist of the events specified under “Description of the Notes — The Indenture” in this prospectus.

       “Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Transfer and Servicing Agreements — Events of Servicing Termination” in this prospectus.

       “Federal Funds Rate” for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/ Effective Rate.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York on or before 3:00 p.m., New York City time on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such prospectus supplement for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such prospectus supplement on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

       “Federal Funds Rate Determination Date” means the Interest Reset Date for the related Interest Reset Period.

       “Federal Funds Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Federal Funds Rate.

       “Final Payment Receivables” are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by —

•	payment in full in cash of such amount;

•	transfer of the vehicle to Ford Credit provided certain conditions are satisfied; or

•	refinancing the final scheduled payment in accordance with certain conditions.

       “Final Payment Securities” indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the seller and subsequently added to the trust.

       “Fixed Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) which bear interest at a fixed rate per annum.

       “Floating Rate Securities” securities (other than certain Classes of Strip Notes or Strip Certificates) may bear interest at a variable or adjustable rate per annum.

       “Ford Credit” means Ford Motor Credit Company.

       “Funding Period” the period specified in the related prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “General Partner” means Ford Credit Auto Receivables Two, Inc., a Delaware corporation, the general partner of the seller.

       “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

       “Index Maturity” for any Class of Floating Rate Securities means the period of maturity of the instrument or obligation from which the Base Rate is calculated.

       “Initial Pool Balance” means the Pool Balance on the related Closing Date, as described in the related prospectus supplement.

       “Initial Receivables” means the receivables the seller will sell or transfer to the trust on the Closing Date specified in the related prospectus supplement having an aggregate principal balance specified in the related prospectus supplement as of the applicable cutoff date.

       “Insolvency Event” means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       “Insolvency Laws” means the United States Bankruptcy Code or similar applicable state laws.

       “Interest Reset Date” means the first day of the applicable Interest Reset Period, or such other day as may be specified in the related prospectus supplement with respect to a Class of Floating Rate Securities.

       “Interest Reset Period” means with respect to any Class of Floating Rate Securities, each period for which interest is accrued, as defined in the related prospectus supplement

       “LIBOR” with respect to the London Inter-Bank Offering Rate indexed to the offered rates for U.S. dollar deposits, for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and “Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

(2)	If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

       “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Reset Period.

       “LIBOR Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to LIBOR.

       “Liquidation Proceeds” means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer’s customary servicing procedures.

       “Liquidated Receivables” means a receivable which:

•	by its terms, is in default; and

•	as to which the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the related financed vehicle.

       “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D × 360 × 100

360 -(D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

       “MSRP” means with respect to a motor vehicle, the manufacturer’s suggested retail price.

       “Note Balance” means with respect to each Class of notes and as the context so requires, (i) with respect to all notes of such Class, an amount equal to, initially, the initial Note Balance of such Class of notes and, thereafter, an amount equal to the initial Note Balance of such Class of notes, reduced by all amounts distributed to noteholders of such Class of notes and allocable to principal or (ii) with respect to any note of such Class, an amount equal to, initially, the initial denomination of such note and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such note and allocable to principal.

       “Note Interest Rate” with respect to each Class of notes, the rate specified in the prospectus supplement at which interest may accrue.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the applicable Cutoff Date.

       “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

•	investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

•	any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next distribution date.

       “Plan” means any of the following

•	employee benefit plans (as defined in Section 3(3) of ERISA),

•	plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts or Keogh plans, and

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

       “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

       “Pool Balance” is the aggregate principal balance of the receivables as of the Cutoff Date or the end of a Collection Period, as further described in the prospectus supplement.

       “PRIMUS” means —

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Rating Agencies” means the nationally recognized Rating Agencies providing a rating on the securities issued by the applicable trust.

       “Receivables Pool” means the pool of receivables sold to the applicable trust.

       “Receivables Transfer and Servicing Agreements” means collectively each purchase agreement under which Ford Credit will sell receivables to the seller, each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which Ford Credit will undertake certain administrative duties.

       “Residual Cash Flow Certificates” are certificates which are entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions required on each distribution date.

       “Residual Cash Flow Notes” are notes which are entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions required on each distribution date.

       “Revolving Period” the period specified in the related prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “seller” means Ford Credit Auto Receivables Two L.P., a Delaware limited partnership, as the seller of the securities being offered by the prospectus supplement.

       “servicer” means Ford Credit acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement.

       “Simple Interest Advance” means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means the special federal tax counsel to each trust specified in the related prospectus supplement that will provide an opinion regarding certain federal income tax matters.

       “Spread” means the number of basis points (one basis point is equal to one one-hundredth of a percentage point), as specified in the applicable prospectus supplement, to be added to or subtracted from the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Spread Multiplier” means the percentage, if any, specified in the applicable prospectus supplement, to be multiplied by the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Strip Certificates” means any certificates issued that are entitled to:

•	distributions in respect of principal with disproportionate, nominal or no interest distributions, or

•	interest distributions with disproportionate, nominal or no distributions in respect of principal.

       “Strip Notes” means any notes issued that are entitled to:

•	principal payments with disproportionate, nominal or no interest payments, or

•	interest payments with disproportionate, nominal or no principal payments.

       “Subsequent Receivables” means additional receivables sold by the seller to the applicable trust after the Closing Date during a Funding Period or other period specified in the prospectus supplement.

       “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

       “tax code” means the Internal Revenue Code of 1986, as amended.

       “Treasury Rate” for each Interest Period shall be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of U. S. Treasury bills having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Securities — Treasury bills — auction average (investment)”. If such rate is not published on or to 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above on or before 3:00 p.m., New York City time on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected by such Calculation Agent are not quoting bid rates, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

       “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

       “Treasury Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Treasury Rate.

       “Trustee” means the trustee of the trust identified in the related prospectus supplement.

       “Variable Pay Term Notes” means notes issued by any trust which are issued to pay in full or in part another security issued by such trust.

Ford Credit Auto

Owner Trust 2000-B,
Issuer

(FORD LOGO)

Ford Credit Auto

Receivables Two L.P.,
Seller

Ford Motor Credit Company,

Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these Securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.